LETTER FROM THE CHAIRMAN OF THE BOARD

AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear fellow shareholders,

It is our pleasure to invite you to CAE’s 2012 Annual and Special Shareholder meeting (the “Meeting”) to be held on on Thursday, August 9, 2012 at 10:30 a.m. (Eastern Time) at The King Edward Hotel, 37 King Street East, Toronto, Ontario.

As a shareholder, you have the right to vote your shares on all items that come before the meeting including the appointment of the auditors, the election of directors, and, as a special business matter this year, the renewal of CAE’s shareholder protection rights plan agreement. Your vote is important to us and we encourage you to exercise your right either in person at the meeting or by proxy.

In addition, for the first time this year, CAE will hold a shareholder advisory vote on its approach to executive compensation. This Management Proxy Circular (‘‘Circular’’) contains detailed information about our philosophy and programs for executive compensation and how CAE’s Board of Directors is now proposing to get input from shareholders on these matters.

This Circular also gives you details about all the items for consideration and how to vote. It also contains information about the nominated directors, the auditors, reports from the various committees of the Board and CAE’s corporate governance practices.

At the meeting, we will as always review our financial position, including the increased value we are delivering to shareholders, and our business operations. We will also respond to your comments and questions.

Finally, we want to thank you for your continued confidence in and support of CAE. We look forward to seeing you at this year’s meeting.

Lynton R. Wilson (signed) Chairman of the Board	Marc Parent (signed) President and Chief Executive Officer

June 14, 2012

NOTICE OF 2012

ANNUAL AND SPECIAL SHAREHOLDER MEETING

Notice is hereby given that the Annual and Special Meeting of Shareholders (the “Meeting”) of CAE Inc. (“CAE”) will be held at

10:30 a.m. (Eastern Time) on Thursday, August 9, 2012 at The King Edward Hotel, 37 King Street East, Toronto, Ontario for the purposes of:

1.	receiving the consolidated financial statements for the fiscal year ended March 31, 2012, including the auditors’ report thereon;
2.	electing the Directors;
3.	appointing the auditors and authorize the Directors to fix their remuneration;
4.	considering and approving a resolution (see ‘‘Special Business of the Meeting – Renewal of Shareholder Protection Rights

Plan’’ in the accompanying Management Proxy Circular) renewing the shareholder protection rights plan agreement, a summary of which is set forth in Appendix C to the accompanying Management Proxy Circular;

5.	considering an advisory (non-binding) resolution on executive compensation; and
6.	considering such other business that properly comes before the Meeting or any adjournment thereof.

The specific details of all matters proposed to be put before the Meeting are set forth in the accompanying Management Proxy Circular.

The Board of Directors has specified that proxies to be used at the Meeting or any adjournment thereof must be deposited in Montréal with CAE or Computershare Trust Company of Canada, as agent for CAE, no later than 10:30 a.m. (Eastern Time) on August 8, 2012.

By Order of the Board,

Hartland J. A. Paterson (signed)
Vice President, Legal,
General Counsel and Corporate Secretary

Montréal, Québec
June 14, 2012

Note: If you are unable to be present personally, kindly sign and return the form of proxy in the enclosed postage-paid envelope .

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UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS MANAGEMENT PROXY CIRCULAR IS GIVEN AS OF JUNE 13, 2012, AND ALL DOLLAR REFERENCES ARE IN CANADIAN DOLLARS.

VOTING INFORMATION

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by management of CAE Inc. (“CAE”) of proxies to be used at the Annual and Special Meeting of Shareholders of CAE (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice of the Meeting. The solicitation will be primarily made by mail but proxies may also be solicited personally by the officers and Directors of CAE at nominal cost. The cost of solicitation will be borne by CAE.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals nominated for election as directors in the enclosed form of proxy are currently Directors of CAE. Shareholders desiring to appoint some other person as their representative at the Meeting may do so either by inserting such other person’s name in the blank space provided or by completing another proper form of proxy and, in either case, delivering the completed proxy to CAE’s Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 or to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 no later than 10:30 a.m. (Eastern Time) on August 8, 2012.

     A proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, and delivered to CAE’s Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner permitted by law.

VOTING OF PROXIES

The persons named in the accompanying form of proxy will vote or withhold from voting the common shares of CAE

(“Common Shares”) in respect of which they have been appointed on any ballot that may be called for in accordance with the directions of the shareholder as specified in the proxy. In the absence of such direction, such shares will be voted: (a) FOR electing the nominated Directors who are listed in this Circular; (b) FOR appointing PricewaterhouseCoopers LLP as auditors and for the authorization of the Directors to fix their remuneration; (c) FOR approving the resolution on the renewal of the shareholder protection rights plan agreement; and (d) FOR approving the advisory resolution on executive compensation.

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting, or other matters that may properly come before the Meeting. At the time of printing this Circular, the management of CAE knows of no such amendments, variations or other matters to come before the Meeting.

     Shareholders who are unable to attend the Meeting in person may vote by proxy in one of four ways: by telephone, by mail, on the Internet or by appointing another person to attend and vote at the Meeting on their behalf. However, certain shareholders must vote their proxy by mail. Refer to the enclosed form of proxy for instructions.

ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS

We offer our shareholders the opportunity to view management proxy circulars, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this option by following the instructions on your form of proxy. If you hold your Common Shares through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our management proxy circulars, annual reports and quarterly reports through the Internet.

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VOTING INFORMATION

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

There are 258,438,143 outstanding Common Shares as of June 13, 2012. Each shareholder is entitled to one vote for each Common Share that is registered in his or her name on the list of shareholders which is available for inspection during usual business hours at Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and at the Meeting. The list of shareholders will be prepared as of June 11, 2012, the date (the “Record Date”) fixed for determining shareholders entitled to receive notice of the Meeting.

     To the knowledge of the Directors and officers of CAE (from records and publicly filed reports), there are no persons who beneficially own or exercise control or direction over more than 10% of the Common Shares.

SHAREHOLDERS ENTITLED TO VOTE

Only holders of record of Common Shares at the close of business on the Record Date are entitled to notice of and to attend the Meeting or any adjournments thereof and to vote thereat.

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BUSINESS OF THE MEETING

BUSINESS OF THE MEETING

1. RECEIVING OUR FINANCIAL STATEMENTS

We will place before the Meeting our financial statements, including the auditor's report, for the year ended on March 31, 2012. The financial statements are included in our 2012 annual report and were mailed to our shareholders. They can also be accessed on CAE's website at www.cae.com, on SEDAR at www.sedar.com, or on EDGAR at www.sec.gov.

2. ELECTING THE DIRECTORS

You will be electing a board of directors (**"Board of Directors"**) of 14 members. Please see *About the Nominated Directors* for more information. All of the individuals nominated for election as directors are currently members of the Board and each was elected at our 2011 annual shareholders meeting held on August 10, 2011, by at least a majority of the votes cast.

Under the articles of CAE, the Board of Directors may consist of a minimum of three and a maximum of twenty-one Directors. The Directors are to be elected annually as provided in CAE's by-laws. Each Director will hold office until the next annual meeting or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws. In accordance with the by-laws, the Board of Directors has fixed the number of Directors to be elected at the Meeting at fourteen.

Notwitstanding, if any of the above nominees is for any reason unavailable to serve as a Director, proxies in favour of management will be voted for another nominee, at their discretion, unless the shareholder has specified in the proxy that his or her Common Shares are to be voted for another nominee or are to be withheld from voting in the election of Directors.

Any nominee for Director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election shall tender his or her resignation to the Chairman of the Governance Committee following certification of the shareholder vote. The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will act following the Governance Committee's recommendation no later than 90 days following the date of the shareholders' meeting at which the election occurred. In deciding whether to accept the tendered resignation, the Board will consider the factors considered by the Governance Committee and any additional information and factors the Board believes to be relevant. The Board's decision will be publicly disclosed.

3. APPOINTING THE AUDITORS

The Board, on recommendation by the Audit Committee, proposes that PricewaterhouseCoopers LLP, Chartered Accountants, Montréal, Québec (**"PwC"**) be re-appointed as auditors of CAE to hold office until the close of the next annual meeting of shareholders and that the Directors of CAE be authorized to fix their remuneration. PwC has served as auditors of CAE since 1991.

AUDITOR INDEPENDENCE

PwC provides tax, financial advisory and other audit-related services to CAE and its subsidiaries. The Audit Committee of CAE's Board of Directors has considered and concluded that the provision of these services by PwC is compatible with maintaining PwC's independence. The Audit Committee's policy requires pre-approval of all audit and non-audit services provided by the external auditor above a specified level. The following chart shows all fees paid to PwC by CAE and its subsidiaries in the most recent and prior fiscal year.

FEE TYPE	2012 ($MILLIONS)	2011 ($ MILLIONS)
1. Audit services	2.5	2.6
2. Audit-related services	0.3	0.5
3. Tax services	0.3	0.5
Total	**3.1**	**3.6**

1. Audit fees are comprised of fees billed for professional services for the audit of CAE's annual financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings, including the audit of the internal controls and financial reporting as required by the U.S. Sarbanes-Oxley Act of 2002 (**"SOX"**) and the equivalent rules adopted by the Canadian Securities Administrators.
2. Audit-related fees are comprised of fees relating to work performed in connection with CAE's acquisitions, translation and other miscellaneous accounting-related services.

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BUSINESS OF THE MEETING

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ABOUT THE NOMINATED DIRECTORS

     The following tables state the name of each person proposed to be nominated for election as a Director, all other positions and offices with CAE now held by him or her, if any, his or her principal occupation or employment, the period of service as a Director of CAE, his or her membership in committees of the Board of Directors and his/her attendance at meetings of such committees as well as meetings of the Board of Directors during the most recently completed financial year, as well as his or her membership of board of directors of other public companies during the last five years. The Directors’ compensation table more specifically states all amounts of compensation provided to the Directors by CAE for fiscal 2012 (“FY2012”).

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ABOUT THE NOMINATED DIRECTORS

H. Garfield Emerson, Q.C.
Age: 71
Toronto, Ontario, Canada
Director Since: 1992
Independent[2]

H. Garfield Emerson is Principal, Emerson Advisory, an independent business and financial advisory firm, and a Corporate Director. He is a Director of Sentry Select Capital Corp. and an Executive in Residence with the Rotman School of Management, University of Toronto, and with the Faculty of Public Affairs, Carleton University. Mr. Emerson is the past National Chair of Fasken Martineau DuMoulin LLP (2001-2006), and was previously President and Chief Executive Officer of NM Rothschild & Sons Canada Limited, investment bankers (1990-2001), non-executive Chairman of the Board of Rogers Communications Inc. (1993-2006), Chairman of First Calgary Petroleums Ltd. (2008), and a senior partner of Davies, Ward & Beck. He has also served as a Director of Canada Deposit Insurance Corporation, University of Toronto Asset Management Corporation, NM Rothschild & Sons Limited, Marathon Realty Company Limited, Genstar Capital Corporation, Rogers Communications Inc. and Sunnybrook Health Sciences Centre.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	7 of 10	70%	**Current**	
Corporate Governance	2 of 4	50%	Canadian Tire Corporation Limited	'07 – present
Audit	2 of 4	50%	**Former**	
			Open Text Corporation	'08 – '09
			First Calgary Petroleums Ltd.	'08 – '08

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[8]
June 13, 2012	16,600	74,347	90,947	$898,556	$240,000
June 15, 2011	16,600	69,478	86,078	$1,054,456	

Hon. Michael M. Fortier, PC[8]
Age: 50
Town of Mount Royal, Quebec, Canada
Director Since: 2010
Independent[2]

Michael M. Fortier joined RBC Capital Markets (RBCCM) as a Vice-Chairman in October 2010. Prior to joining RBCCM, Mr. Fortier was a partner of Ogilvy Renault LLP (now Norton Rose Canada LLP) and a Senior Advisor to Morgan Stanley in Canada since January 2009. Between February 2006 and October 2008, Mr. Fortier held various positions in the Government of Canada, as Minister of Public Works and Government Services, Minister of International Trade and Minister responsible for Greater Montréal. Prior to that, Mr. Fortier was active in the investment banking industry, first as a Managing Director with Credit Suisse First Boston (1999-2004) and then as a Managing Director with TD Securities (2004-2006). Mr. Fortier also practiced law with Ogilvy Renault LLP from 1985 to 1999 in the areas of corporate finance and mergers and acquisitions. He was based in London, England for several years during this period.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	9 of 10	90%	**Current**	
Corporate Governance	4 of 4	100%	Aimia Inc.	'09 – present
Audit	1 of 2	50%		

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[8]
June 13, 2012	10,000	13,117	23,117	$228,396	$240,000
June 15, 2011	10,000	4,918	14,918	$182,746	

Paul Gagné[9]
Age: 65
Senneville, Québec, Canada
Director Since: 2005
Independent[2]

Paul Gagné is a Director of various public and private companies. Mr. Gagné is the Chairman of Wajax Corporation and also serves on the Audit Committees of the boards of Inmet Mining Corporation, Ainsworth Lumber Co. Ltd. and Textron Inc. The CAE Board has determined that such simultaneous service does not impair the ability of Mr. Gagné to effectively serve on CAE's Audit Committee. Mr. Gagné worked with Avenor Inc. from 1976 to 1997, last serving as its Chief Executive Officer. In 1998, he joined Kruger Inc., where he served as Consultant in Corporate Strategic Planning from 1998 to 2002. Mr. Gagné is a Canadian Chartered Accountant.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	10 of 10	100%	**Current**	
Audit (Chairman)	4 of 4	100%	Textron Inc.	'95 – present
Human Resources	2 of 2	100%	Inmet Mining Corporation	'96 – present
			Wajax Corporation	'96 – present
			Ainsworth Lumber Co. Ltd.	'11 – present
			Former	
			Fraser Papers Inc.	'04 – '11

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ABOUT THE NOMINATED DIRECTORS

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ABOUT THE NOMINATED DIRECTORS

Robert Lacroix, Ph.D.
Age: 72
Montréal, Québec, Canada
Director Since: 2005
Independent[2]

Robert Lacroix holds a Ph.D in Economics, has been a Professor in the Department of Economics at the Université de Montréal since 1970, and Professor *emeritus* since 2006. He has served as Chairman of that Department and Director of the Centre for Research and Development in Economics (CRDE), and was Rector (President) of the Université de Montréal from 1998 to 2005. Dr. Lacroix is also a member of the Board of the Trudeau Foundation and a member of the National Statistics Council of Canada. He is also a Director of Pomerleau Inc.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	9 of 10	90%	**Current**	
Corporate Governance	4 of 4	100%	Le Groupe Jean Coutu (PJC) Inc.	'06 – present
			Former	
			Industrial Alliance Inc.	'04 – '10

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[6]
June 13, 2012	500	51,152	51,652	$510,322	$240,000
June 15, 2011	500	41,941	42,441	$519,902	

Hon. John P. Manley, P.C., O.C. [11, 12]
Age: 62
Ottawa, Ontario, Canada
Director Since: 2008
Independent[2]

John P. Manley is President and Chief Executive Officer of the Canadian Council of Chief Executives. From 2004-2009, he was Counsel, McCarthy Tétrault LLP. Throughout more than 15 years of public service, Mr. Manley held several senior portfolios in the Canadian federal government, serving as Minister of Industry, Minister of Foreign Affairs, Minister of Finance and Deputy Prime Minister. In addition to the public company directorships listed below, Mr. Manley is a Director of Optosecurity Inc., CARE Canada, the National Arts Centre Foundation and MaRS Discovery District. He is also a member of the Board of Directors of the Institute for Research on Public Policy of the Conference Board of Canada, and of the Advisory Board of Canada 2020 as well as Chair of the Advisory Board of the University of Toronto Munk School of Global Affairs. In 2008, Mr. Manley served as Chair of the Independent Panel on Canada's Future Role in Afghanistan.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	10 of 10	100%	**Current**	
Human Resources	4 of 4	100%	Canadian Imperial Bank of Commerce	'05 – present
Audit	2 of 2	100%	Canadian Pacific Railway Limited	'06 – present
			Former	
			Nortel Networks Limited	'04 – '09
			Nortel Networks Corporation	'04 – '09

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[6]
June 13, 2012	–	32,363	32,363	$319,746	$240,000
June 15, 2011	–	22,796	22,796	$279,251	

Marc Parent[13]
Age: 51
Lorraine, Québec, Canada
Director Since: 2008
Not Independent (Management)

Marc Parent has been the CEO of CAE Inc. since October 2009. He joined the Corporation in February 2005 as Group President, Simulation Products, was appointed Group President, Simulation Products and Military Training & Services in May 2006, and then Executive Vice President and Chief Operating Officer in November 2008. Mr. Parent has over 25 years of experience in the aerospace industry. Before joining CAE, Mr. Parent held various positions with Canadair and within Bombardier Aerospace in Canada and the U.S. Mr. Parent is past Chairman of the Board of Directors of the Aerospace Industries Association of Canada (AIAC) and of Montreal Aéro (Quebec's aerospace cluster).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	10 of 10	100%	–	–

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[6]
June 13, 2012	45,675	199,173	244,848	$2,419,098	500% of salary ($3,525,000)
June 15, 2011	36,121	140,485	176,606	$2,163,424

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ABOUT THE NOMINATED DIRECTORS

Gen. Peter J. Schoomaker, USA (Ret.)
Age: 66
Tampa, Florida, USA
Director Since: 2009
Independent[2]

General Schoomaker is a consultant on defense matters. He is a former four-star U.S. Army general who was recalled from retirement to active duty as the 35th Chief of Staff, Army and member of the U.S. Joint Chiefs of Staff from 2003 until 2007. Prior to his first retirement, he served as Commander-in-Chief, U.S. Special Operations Command from 1997 to 2000. He was the owner/President of Quiet Pros, Inc. (defense consulting) from 2000 to 2003. General Schoomaker spent over 35 years in a variety of command and staff assignments with both conventional and special operations forces. General Schoomaker is a Director of several public, private and non-profit companies, the Special Operations Warrior Foundation and was a Director of CAE USA Inc. (from November 2007 to February 2009).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	9 of 10	90%	**Current**	
Human Resources	4 of 4	100%	Aeroflex Incorporated	'10 – present
			Former	
			DynCorp International Inc.	'07 – 2010

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[6]
June 13, 2012	–	29,634	29,634	$292,784	$240,000
June 15, 2011	–	20,746	20,746	$254,139	

Katharine B. Stevenson[14]
Age: 49
Toronto, Ontario, Canada
Director Since: 2007
Independent[2]

Katharine B. Stevenson is a corporate Director. She is former Treasurer of Nortel Networks Corporation. Prior to joining Nortel Networks Corporation, she was a Vice President of J.P. Morgan & Company, Inc. Ms. Stevenson serves as Director on the board of Canadian Imperial Bank of Commerce and on its Risk Management Committee. She is also a Director of Valeant Pharmaceuticals International, Inc., serving on its Audit & Risk Committee and Transactions & Finance Committee. She is a Director of Open Text Corporation and a member of its Audit Committee. In addition, she served as the Chairperson of OSI Pharmaceuticals, Inc.'s Audit Committee until the sale of the company. Ms. Stevenson is a Governor and past Chair of The Bishop Strachan School and Vice Chairman of the board of University of Guelph (as well as Chair of their Finance Committee). She is certified with the professional designation ICD.D granted by the Institute of Corporate Directors (ICD).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	10 of 10	100%	**Current**	
Audit	4 of 4	100%	Canadian Imperial Bank of Commerce	'11 – present
			Valeant Pharmaceuticals International, Inc.	'10 – present
			Open Text Corporation	'08 – present
			Former	
			Afexa Life Sciences Inc.	'11 – '11
			OSI Pharmaceuticals, Inc.	'05 – '10

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[6]
June 13, 2012	15,600	40,617	56,217	$555,424	$240,000
June 15, 2011	15,600	31,563	47,163	$577,747	

Lawrence N. Stevenson[14]
Age: 55
Toronto, Ontario, Canada
Director Since: 1998
Independent[2]

Lawrence N. Stevenson is Managing Director of Callisto Capital, a Toronto-based private equity firm which he joined in 2006. He was the CEO of Pep Boys Inc., an automotive retail and service company based in Philadelphia from 2003 until 2006. Prior to that he was the founder and CEO of Chapters, Canada's largest book retailer. He started his business career with Bain & Company in London and left as the Managing Director of Bain & Company Canada. Mr. Stevenson has served on numerous public company Boards including Oshawa Food Group, Sobeys, Forzani, Chapters, and Pep Boys. He currently chairs SNC-Lavalin's Human Resources Committee.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	10 of 10	100%	**Current**	
Human Resources (Chairman)	4 of 4	100%	SNC-Lavalin Group Inc.	'99 – present

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ABOUT THE NOMINATED DIRECTORS

1.	On May 3, 2012, Hawker Beechcraft Corporation filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.
2.

“Independent” refers to the standards of independence established by CAE’s Corporate Governance Guidelines, applicable corporate governance rules of the New York Stock Exchange and SEC, and under the Canadian Securities Administrators’ National Instrument, 58-101 – Disclosure of Corporate Governance Practices and National Policy 58-201.

3.	“Common Shares” refers to the number of Common Shares of CAE that are benefically owned, or over which control or direction is exercised by the Director.
4.	“DSUs” refers to the number of deferred share units of CAE held by the Director.
5.

The total market value of Common Shares and DSUs is determined by multiplying the closing price of the Common Shares on the Toronto Stock Exchange (“TSX”) on each of June 13, 2012 ($9.88) and June 15, 2011 ($12.25) respectively, times the number of Common Shares and DSUs held as of such dates.

6.	All Directors are required to acquire an equity position (Common Shares or DSUs) in CAE worth a minimum of three years of base Director retainer fees
(currently $240,000). Directors must take all their compensation in DSUs until the minimum threshold is met (see “Compensation of Directors”).
7.

Mr. Craig was a Director of Bell Canada International Inc. when it filed for court-supervised liquidation under the Companies' Creditors Arrangement Act (Canada) in 2003. Mr. Craig remained as one of two independent Directors to oversee the company from 2003 to 2007 when it was finally liquidated.

8.

When Mr. Fortier commenced to work with RBCCM in October 2010, the Royal Bank of Canada had long had a position in CAE’s financing syndicate. RBCCM is not CAE’s principal external financial advisor and the level of fees paid by CAE to RBCCM in FY2012 is not material for either entity. CAE’s Board of Directors has determined that the limited relationship between CAE and RBCCM does not impair Mr. Fortier’s independence as a director of the company.

Mr. Fortier missed one meeting of the Board of Directors because he recused himself due to a potential conflict of interest. Mr. Fortier attended one of the two meetings of the Audit Committee until he ceased to serve on that committee in February 2012.

9.

Mr. Gagné resigned as Director of Gemofor Inc., a privately held manufacturer of sawmill equipment, in November 2006. Within a year of his resignation Gemofor Inc. filed for bankruptcy. In addition, Mr. Gagné was a Director of Fraser Papers Inc. (“Fraser”) from April 2004 through February 2011. In June 2009, Fraser initiated a court-supervised restructuring under the Companies’ Creditors Arrangement Act (“CCAA”), and under other similar bankruptcy legislation in the U.S. As part of its restructuring, Fraser sold all of its productive assets and distributed the proceeds from the sale of those assets pursuant to a Consolidated Plan of Compromise and Arrangement which was approved by the courts in February 2011. Fraser’s common shares were suspended from trading on the TSX on June 23, 2009. On March 10, 2011, the Ontario Securities Commission (“OSC”) issued a cease trade order against Fraser.

10.

Mr. Hankinson attended all meetings of the Audit Committee and of the Human Resources Committee until he ceased serving on these committees to join the Corporate Governance Committee as of August 11, 2011.

11.

From May 31, 2004 until on or about June 21, 2005, Mr. Wilson, as a Director and Chairman of Nortel Networks Corporation (‘‘Nortel’’) and Nortel Networks Limited (‘‘NNL’’), Mr. Manley as a Director, as well as certain directors, senior officers and certain current and former employees of Nortel and NNL were prohibited from trading in securities of Nortel and NNL pursuant to management cease trade orders issued by the OSC, the Autorité des marchés financiers (‘‘AMF’’) and certain other provincial securities regulators (collectively the “Regulators’’) in connection with the delay in the filing of certain of their financial statements. Following the filing of the required financial statements, the OSC and AMF lifted such cease trade orders effective June 8, 2006 and June 9, 2006, respectively, following which the other Regulators lifted their cease trade orders.

12.

Mr. Manley was a Director of Nortel and NNL when Nortel and NNL were granted creditor protection under the CCAA on January 14, 2009 and under other similar bankruptcy legislation in the U.S. and other jurisdictions. Mr. Manley attended all meetings of the Audit Committee after his appointment on such committee.

13.

Mr. Parent also holds 1,869,440 options to acquire Common Shares and as President and CEO has a higher share/DSU ownership target than an independent Director. He has until September 30, 2014 to attain the target of 500% of his base salary. Upon invitation of Board Committees, Mr. Parent attended all or a part of their meetings.

14.	Katharine Stevenson and Lawrence Stevenson are unrelated.

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ABOUT THE NOMINATED DIRECTORS

Attendance Information

The following table provides a summary of each Director’s attendance at Board and Committee meetings during FY2012:

DIRECTORS	BOARD	AUDIT	HUMAN	CORPORATE	TOTAL
	(8 MEETINGS)	COMMITTEE	RESOURCES	GOVERNANCE	BOARD/COMMITTEE
		(4 MEETINGS)	COMMITTEE	COMMITTEE	MEETINGS
			(5 MEETINGS)	(4 MEETINGS)	ATTENDED
Brian E. Barents	8/10		4/4		86%
John A. (Ian) Craig	9/10	4/4			93%
H. Garfield Emerson	7/10	2/4		2/4	61%
Michael M. Fortier[1]	9/10	1/2		2/2	86%
Paul Gagné[3]	10/10	4/4	2/2		100%
James F. Hankinson[2]	10/10	2/2	2/2	2/2	100%
E. Randolph (Randy) Jayne II	9/10			4/4	93%
Robert Lacroix	9/10			4/4	93%
John P. Manley[4]	10/10	2/2	4/4		100%
Marc Parent[5]	10/10				100%
Peter J. Schoomaker	9/10		4/4	2/2	93%
Katharine B. Stevenson	10/10	4/4			100%
Lawrence N. Stevenson	10/10		4/4		100%
Lynton R. Wilson[6]	10/10		4/4	4/4	100%

1.	Mr. Fortier attended one of the two meetings of the Audit Committee until he ceased to serve on that committee in February 2012.
2.	Mr. Hankinson attended all meetings of the Audit Committee and the Human Resources until he ceased serving on these committees to join the Corporate Governance Committee as of August 11, 2012.
3.	Mr. Gagné attended all meetings of the Human Resources Committee after his appointment on such committee in August 2011.
4.	Mr. Manley attended all meetings of the Audit Committee after his appointment on such committee in August 2011.
5.	Upon invitation of Board Committees, Mr. Parent attended all or a part of their meetings.
6.	Mr. Wilson, in addition to the Committees of which he is a member, attended all other Committee meetings as Chairman of the Board.

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 14

DIRECTORS’ COMPENSATION

Directors’ Compensation Table

The following table summarizes compensation earned by non-management Directors of CAE during FY2012:

NAME	FEES EARNED	SHARE-BASED	TOTAL
		AWARDS[1]
	$	$	$
Brian E. Barents	–	90,000	90,000
John A. (Ian) Craig	25,000	65,000	90,000
H. Garfield Emerson	60,000	40,000	100,000
Michael M. Fortier	9,811	85,353	95,164
Paul Gagné	–	112,390	112,390
James F. Hankinson	36,103	82,500	118,603
E. Randolph (Randy) Jayne II	50,000	40,000	90,000
Robert Lacroix	–	90,000	90,000
John P. Manley	–	96,397	96,397
Peter J. Schoomaker	–	90,000	90,000
Katharine B. Stevenson	–	90,000	90,000
Lawrence N. Stevenson	31,397	80,000	111,397
Lynton R. Wilson	225,000	–	225,000

1.

Represents the value of DSUs determined based on the grant date fair value of the award in accordance with the Canadian Institute of Chartered Accountants Handbook Section 3870. The value of each unit is set to CAE's closing share price on the date of grant. Note that actual value received, if any, will differ.

Directors of CAE receive an annual fee of $80,000, of which $40,000 is paid in DSUs. Directors receive an additional annual fee of $10,000 for each committee (other than the Executive Committee) on which they serve. Each member of the Executive Committee (other than the Chairman of the Board and the CEO) is entitled to a fee of $1,000 per meeting, but no annual fee. The Chairman of the Audit Committee receives an additional annual fee of $25,000; the Chairmen of each of the Governance and Human Resources Committees also receive annual fees of $25,000. The Chairman of the Board receives $225,000 annually for his services as Chairman, as well as a Director and Committee member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings.

     Under the Deferred Share Unit Plan for non-employee Directors, a non-employee Director holding Common Shares and/or units under the Deferred Share Unit Plan of a value that is less than the equivalent of three years of Board annual base fees (currently $240,000) receives all fees in the form of DSUs. Once such minimum is reached, a non-employee Director may elect to participate in the plan in respect of part or all of his or her annual Board and Committee fees. A non-employee Director is not, once the minimum Common Share and/or DSU ownership target is reached, obligated to acquire more shares or DSUs if the value of his/her investment in CAE drops due to stock market fluctuations. A DSU is equal in value to one common share of CAE and accrues additional units in an amount equal to each dividend paid on Common Shares. DSUs are redeemable after termination of service no later than the end of the year following the year of termination of service. Payment in cash is then made based on the market value of the equivalent number of Common Shares, net of tax and any other applicable withholdings. As per the terms of the DSU Plan, the rights and interests of a Director in respect of the DSUs held in such participant’s account are not transferable or assignable other than for specific cases of legal succession. CAE does not favor monetization transactions pertaining to DSUs held by its Directors. Any such proposed transaction must be pre-approved by the CFO and the Vice-President Legal, General Counsel and Corporate Secretary, and none have been so notified or approved.

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DIRECTORS’ COMPENSATION

Directors’ and Officers’ Liability Insurance

CAE maintains Directors’ and officers’ liability insurance for its Directors and officers, as well as those of its subsidiaries as a group. The yearly coverage limit of such insurance is $50,000,000 for each loss and for the policy period, subject to a corporate deductible of $250,000 per claim (US$1,000,000 for security suits brought in the United States; $500,000 for security suits brought in Canada). CAE paid an insurance premium for this coverage of $474,050 for the 12 months ending November 30, 2012.

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 16

CORPORATE GOVERNANCE AND COMMITTEE REPORTS

Appendix A to this Circular contains the Statement of Corporate Governance Practices of CAE, and Appendix B contains the Board of Directors’ Charter.

     The Board of Directors carries out its responsibilities both directly and through its Committees. The Board has three regular Committees: the Audit Committee, Corporate Governance Committee (“Governance Committee”) and Human Resources Committee (“HR Committee”). Certain activities of the Audit, Governance and HR Committees are described below in their Committee reports, including for the HR Committee in the “Compensation Discussion and Analysis” section.

AUDIT COMMITTEE REPORT

As part of its oversight of the audit process, the Audit Committee verified PwC’s independence. The Audit Committee reviewed the internal audit plan and periodic reports. Throughout the past year, the Audit Committee reviewed, with and without management present, the results of PwC’s communications to CAE required by generally accepted auditing principles.

     The Audit Committee reviewed in detail quarterly interim financial information and earnings press releases before their public release. The Committee also reviewed and recommended approval to the Board of the quarterly Management’s Discussion and Analysis of Financial Condition and Results of Operation (‘‘MD&A’’) and the press releases for the quarterly results. The Audit Committee reviewed the MD&A and audited financial statements of CAE prepared by management for the fiscal year ended March 31, 2012 with management and PwC, and thereafter recommended to the Board that the audited consolidated financial statements and MD&A be published and filed with the Autorité des marchés financiers and the SEC.

     The Committee reviewed the processes involved in evaluating CAE’s internal controls and oversaw the compliance process related to the certification and attestation requirements of SOX and related SEC rules, as well as of the rules relating to audit committees and certification of financial information adopted by the Canadian Securities Administrators.

     The chairman of the Committee is kept apprised of every report filed with the independent third party responsible for receiving any complaints under CAE’s Code of Business Conduct. The Committee is informed annually of the resolution of such complaints and the results of the annual certification process for all manager-level and up CAE employees under the Code of Business Conduct.

Submitted by the Audit Committee: P. Gagné (Chairman), J. A. Craig, H. G. Emerson, J. P. Manley and K. B. Stevenson.

GOVERNANCE COMMITTEE REPORT

The Governance Committee carried out an annual Board effectiveness survey, to which all Directors replied and the results of which were reviewed by the Chairman of the Committee with the Board. The Board effectiveness survey has a section that permits board members to evaluate the personal contribution of Directors on the Board of Directors. The Committee considered possible new candidates for nomination to be a Director of CAE, and assessed the existing size and composition of the Board and its Committees, taking into consideration the respective skills, experience and contribution of each Director. The following table identifies some of the current skills and other factors considered as part of the Board composition review, along with identification of each nominee for election to the Board possessing each skill:

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CORPORATE GOVERNANCE AND COMMITTEE REPORTS

STRATEGIC
LEADERSHIP
	KNOWLEDGE	AND	FINANCE AND	HUMAN		GOVERNANCE/
	OF INDUSTRY	MANAGEMENT	ACCOUNTING	RESOURCES	R&D	BOARD
Brian E. Barents	✓	✓		✓
John A. (Ian) Craig		✓	✓		✓
H. Garfield Emerson			✓			✓
Michael M. Fortier	✓		✓			✓
Paul Gagné		✓	✓	✓
James F. Hankinson		✓	✓			✓
E. Randolph (Randy) Jayne II	✓	✓				✓
Robert Lacroix					✓	✓
John P. Manley			✓	✓		✓
Marc Parent	✓	✓		✓	✓
Peter J. Schoomaker	✓	✓		✓
Katharine B. Stevenson		✓	✓			✓
Lawrence N. Stevenson	✓	✓	✓	✓
Lynton R. Wilson		✓		✓		✓

     The Board does not limit the number of its directors who sit on the same board of another public company but reviews interlocking board membership. Except for Mr. Manley and Ms. Stevenson, who are both directors of Canadian Imperial Bank of Commerce, there are no interlocking director relationships amongst Board members. The Governance Committee reviewed and concluded that such interlocking board membership does not impact the ability of those Directors to act in the best interests of CAE.

     The Governance Committee reviewed the annual agendas of the Board and Committees and determined that they were appropriate to permit them to meet their mandated responsibilities. Notwithstanding, the Audit Committee mandate, agenda and self-evaluation form were amended to further align them with the most current market practices and trends.

     With the assistance of PCI Perrault Consulting Inc., the Committee reviewed the level of compensation of CAE Directors using the same list of comparator companies as that adopted by the HR Committee for the Named Executive Officers (“NEOs”) (see “Compensation Discussion and analysis – Philosophy” for detailed list) and determined to maintain the existing compensation level (see “Compensation of Directors”).

     The Committee is informed annually of the resolutions of complaints filed under CAE’s Code of Business Conduct and the results of the annual certification process for all manager-level and up CAE employees under the Code of Business Conduct.

     Submitted by the Governance Committee: J.F. Hankinson (Chairman), H. G. Emerson, M. M. Fortier, E. R. Jayne, R. Lacroix and L. R. Wilson.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee, of which each member is independent, reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the President and Chief Executive Officer (“CEO”), whose performance and compensation arrangements are reviewed and approved by the independent members of the Board of Directors based on recommendations from the HR Committee. Both the HR Committee and the Board of Directors are observant of the potential risks that compensation plans can create and have taken steps to ensure, as set out in the ‘‘The Board of Directors’ Letter to Shareholders’’ and ‘‘Compensation Element’’ hereafter, that the overall design of the CAE compensation plans mitigate those risks.

     The HR Committee retains an independent consultant, Hugessen Consulting Inc., to advise on CAE executive compensation matters. To ensure its independence, Hugessen Consulting derives no other revenue from CAE. In FY2012, an amount of $96,135 was paid to Hugessen Consulting for professional services rendered. Hugessen Consulting reports to the Chair of the HR Committee and advises the Committee on the structure and competitiveness of the executive compensation program and its annual results.

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CORPORATE GOVERNANCE AND COMMITTEE REPORTS

     The Board of Directors has delegated to the HR Committee initial responsibility to review CAE’s processes for succession planning, reviewing succession plans for key members of senior management, and monitoring the performance of senior executives except for the CEO. In FY2011, CAE implemented a company-wide Annual Leadership Development Process (‘‘ALDP’’) focused on accelerating leader development and ensuring strong succession for executive positions in the company. As part of the ALDP, an evergreen list of qualified candidates was developed in support of the succession plan for the CEO and other executive and management position. As part of its mandate, the HR Committee reviews ALDP results periodically and reports to the Board onmanagement succession and retention status annually.

No member of CAE’s HR Committee was an officer or employee of CAE or any of its subsidiaries at any time during

FY2012. No executive officer of CAE serves on the Board of Directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of CAE’s Board.

The HR Committee also reviews and approves the “Compensation Discussion and Analysis” of this Circular.

     Mr. Stevenson, Chair of the HR Committee has extensive experience in human resources and compensation. As a former CEO of a large public company and as a CEO, officer or managing director in multiple other businesses he has addressed compensation matters at both the executive and employee levels. He served on the Compensation Committee of the Sobeys Board and he is also chairman of another compensation committee. His years of experience both as CEO and compensation committee member have provided him with the opportunity to address and review various compensation matters and in varied circumstances. This also provides him with the ability to compare and contrast the approaches of different issuers.

     Mr. Barents has been a member of CAE’s compensation committee for several years. Mr. Barents has dealt with executive compensation and human resources matters as a CEO and co-founder of Galaxy Aerospace and as a Brigadier General in the U.S. Air National Guard. He is currently sitting on the HR committees of another public company and of a private company, providing him with the experience and background to address the matters raised within CAE’s aviation and defence business segments.

     Mr. Gagné, as a past CEO as well as Chairman of another public company and a member of two other human resource/compensation committees of U.S./Canadian public company boards, has extensive direct experience in human resources and compensation management. He has dealt with management, succession and compensation matters in both Canada and the United States. He has also dealt with unionized work forces, including overseeing the negotiation of work force agreements.

     Mr. Manley, as CEO of the Canadian Council of Chief Executives, past Deputy Prime Minister of Canada and past Cabinet Minister (Industry, Foreign Affairs and Finance departments, non-concurrently), has extensive experience dealing with human resources and compensation matters in both corporate and government entities. He currently sits as a member of two other public company boards, giving him a more diverse perspective on human resources policy.

     General Schoomaker has been a member of CAE’s compensation committee for several years. He has dealt with human resources matters as a four star U.S. Army General, as well as in the course of his service on other public and private company boards, providing him with the experience and background to address CAE’s human resources issues and compensation practices.

     Mr. Wilson, as past CEO, Chairman or Vice-Chairman of multiple public companies, a board member of Canadian and international companies and past Deputy Minister of Industry and Tourism (Ontario), has extensive experience in compensation matters at both the executive and employee levels in both corporate and government settings.

     As past CEOs and/or senior military/government leaders, all members of the CAE HR Committee possess a depth of financial knowledge required in order to assess and determine the applicability of measures and targets utilized in determining variable compensation and assessing executive performance against targets and overall company performance.

     Submitted by the HR Committee: L. N. Stevenson (Chairman), B. E. Barents, P. Gagné, J. P. Manley, P. J. Schoomaker and L. R. Wilson.

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 19

EXECUTIVE COMPENSATION

This section describes our compensation philosophy, policies and programs and provides the details related to the compensation of our named executive officers. The main items being discussed can be found in the following order:

The Board of Directors’ letter to the shareholders		21
Compensation discussion and analysis		23
Compensation overall objective		23
-	Setting executive compensation	23
-	Benchmarking	23
Compensation elements		24
-	Base salaries	27
-	Annual short-term incentive awards	27
-	Long-term incentive awards	27
-	Pension, benefits and perquisites	30
Executive Share ownership requirements		31
Risk Mitigation		31
Determination of the NEOs’ compensation in 2012		32
Shareholder return performance graph		35
Pay for performance linkage		36
Compensation of our named executive officers		38
Summary compensation table		38
Incentive plan awards		39
Pension arrangements		42
Termination and change of control benefits		43

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THE BOARD OF DIRECTORS’ LETTER TO THE SHAREHOLDERS

THE BOARD OF DIRECTORS’ LETTER TO THE SHAREHOLDERS

Dear fellow shareholders:

On behalf of the Human Resources Committee and the Board, we are pleased to share with you our approach to executive compensation, including a review of the Company’s performance for FY2012, the framework and rationale we have used to make our compensation decisions for FY2012 together with the highlights of our actual decisions made for FY2012, and changes made for FY2013.

OUR APPROACH TO EXECUTIVE COMPENSATION

     Your Board is committed to a pay-for-performance approach to compensation for our executive team. This philosophy supports the execution of our business plan and our commitment to deliver strong returns to shareholders. CAE’s executive compensation programs and policies rest on the fundamental principle that shareholder value can be increased by maintaining a proper balance between fixed and variable compensation, short-and long-term incentives, and risk and reward. Most of senior management’s compensation is incentive compensation, with short term awards tied to the achievement of annual financial goals (e.g. EPS) and operational goals, and long term awards tied to both absolute and relative (to comparable companies) share price performance.

     We recognize that our executive compensation programs and policies must not encourage undue risk-taking on the part of our executives. Our practices, such as shareholder ownership requirements, minimum share retention upon option exercise, trading restrictions, claw-back provisions, a restricted share unit plan and a deferred share unit plan, which are discussed in greater detail under “Compensation Discussion and Analysis”, are designed to mitigate that risk.

FY2012 PERFORMANCE – THE YEAR IN REVIEW

     In 2012 management of the company made solid progress in growing new business areas while maintaining market leadership in its core civil and military businesses. The company achieved EPS growth of 13%, although this was slightly below our goal for target level incentives. Revenue growth and order intake also achieved double-digit growth at 12% and 15%, respectively, highlighted by the sale of 37 full flight simulators and a record civil business combined order intake of over $1 billion. At the same time, the company substantially completed the acquisition of METI, doubling revenue from New Core Business.

ALIGNMENT WITH SHAREHOLDERS

     These achievements notwithstanding, FY2012 was a difficult year for our shareholders. The Company’s stock price declined by approximately 21% during the year and Total Shareholder Return performance was below median among our established performance comparator group and below the TSX Composite Index.

     As a consequence to this decline in share value, the value of equity awards outstanding from previous years declined by 33% from $28.6 million at the beginning of FY2012 to $19.1 million at the end of the year for the four NEOs present throughout the year.

     The 2009 RSUs, which were awarded when the stock price was $7.50 and which had a full vesting target share price of $8.84, vested and paid out at $10.38 in May 2012. This pay-out followed three years of zero RSU pay-outs, from 2009 to 2011,

OUR EXECUTIVE COMPENSATION FOR FY2012

     The Board’s pay decisions in respect of FY2012 are outlined below, and reflected the company’s financial performance during the year.

Annual incentive awards for FY2012

     In FY2012 the company substantially exceeded target on book-to-sales ratio; however, its 8 cents EPS growth was short of the 11 cents target. For EPS computations for STIP purposes, the CAE board adjusts the audited EPS result to discount any effects of M&A during the year (i.e. positive contributions by an acquired company to the annual results are removed, as well as costs of acquisitions and any related restructuring). ROCE at 15.81% was slightly below the target 15.85% for the year. Taking into account the performance against the three abovementioned metrics, the corporate performance incentive result, before adjustment for individual performance, was just ahead of target at 104%. After adjustment for individual performance, the CEO's award was set at 115% of target, while awards for other NEOs ranged from 106% to 128%.

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THE BOARD OF DIRECTORS’ LETTER TO THE SHAREHOLDERS

Long-term incentive

Long term incentives were granted as per the company’s established policy. The aggregate grant value awarded in

FY2012 was $3.3 million to the five NEOs, a decrease in grant date value of 21% compared to the previous year.

MOVING FORWARD IN FY2013

     For FY2013, we made no major structural changes to our compensation programs. However, the Board continued to make decisions and modifications that we believe will lead to a closer link between compensation and performance:

     We will continue to review our compensation programs to ensure their adequate alignment with CAE’s short and long term strategies and shareholders’ value.

CONCLUSION

     We believe our approach to executive compensation supports the execution of the company’s strategy, without encouraging undue risk-taking; we remain committed to developing the compensation policies and programs that will continue to produce results and value to our shareholders. Members of the Board will be present during the Annual and Special Shareholder Meeting on August 9, 2012 to answer any questions you may have about executive compensation. We invite you to read the following Compensation Discussion and Analysis.

Lynton R. Wilson (signed)	Lawrence N. Stevenson (signed)
Chairman of the Board	Chairman of the Human Resources Committee

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overall Objective

Much of CAE’s success in developing and growing its worldwide business is attributable to a highly motivated, entrepreneurial executive team. The executive compensation programs are based on a pay-for-performance philosophy in which executives receive salaries, annual short-term incentive awards contingent upon attaining consolidated, divisional and individual achievements, and long-term incentive awards that motivate executives to create increasing and sustainable value for the shareholders. In addition, executives are entitled to receive perquisite and pension benefits.

The objectives of the executive compensation programs are to:

1.	attract, retain and motivate qualified executives;
2.	align the interests of executives with those of the shareholders;
3.	foster teamwork and entrepreneurial spirit;
4.	establish an explicit and visible link between all elements of compensation and corporate (consolidated or not) and individual performance; and
5.	integrate compensation with the development and successful execution of strategic and operating plans.

     CAE’s compensation policies and practices are structured in a balanced way such that they have not in the past several years created risks that had a material adverse effect on the company. Each of CAE’s four business segments has a compensation structure substantially similar to the others; none of the segments has a compensation expense that represents a disproportionate percentage of the segment’s revenue.

SETTING EXECUTIVE COMPENSATION

The principles underlying CAE’s executive compensation programs are as follows:

- Base annual salary target is set at the median (50th percentile) of the comparator group of companies and annual overall compensation (salary, short-term and long-term incentives, perquisites and pension benefits) for superior performance is targeted at the third quartile (75th percentile) of the comparator group. Management may get to the 75th percentile of total compensation through the short-term incentive and long-term incentive programs.

- The cash salary component of compensation reduces as a portion of the overall annual compensation as salary grade levels increase. The more senior the executive, with more influence over CAE’s performance, the greater the proportion of the overall compensation package that is at risk.

- The ratio of long-term incentive to short-term incentive components of compensation increases as a portion of the overall annual compensation as salary grade levels increase. More senior executives are thereby incentivised to retain focus on the longer term objectives and interests of CAE.

-Equity-based compensation (restricted and deferred share units, and options) increases as a portion of the overall annual compensation as salary grade levels increase. This aligns the interests of executives with those of CAE shareholders.

- To remain competitive on other executive compensation elements, CAE also provides the NEOs with a flexible perquisite program and defined benefit pension plan.

- CAE has a share ownership requirement of 500% of salary for the CEO, 250% for the CFO and the Group Presidents and 200% for certain other senior executives as well as a claw-back policy for our executives such that CAE may seek repayment of long term incentive compensation for years in which financial results are restated.

BENCHMARKING

- Executive compensation is benchmarked every second year with the assistance of compensation consultants who prepare an analysis of CAE’s compensation set against compensation practices within the comparator group of companies. CAE has retained the services of PCI Perrault Consulting Inc. to provide professional consulting services in

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COMPENSATION DISCUSSION AND ANALYSIS

executive compensation; the HR Committee has retained Hugessen Consulting Inc. to advise it on executive compensation.

- CAE’s business segments compete within several market segments and not all of its competitors are present in all the same segments, and some competitors do not publish or provide compensation disclosure relevant to CAE. CAE’s compensation is therefore compared with data from a broad mixture of Canadian and U.S. companies that have relevance to CAE in terms of market segment and/or business activities (aerospace, medical devices, industrial controls, IT/software, training & simulation, consulting/engineering/other services, etc.), revenue and market capitalization.

- The list of comparator companies adopted by the HR Committee for the last benchmarking exercise is:

CANADIAN COMPARATOR GROUP FY2012 – FY2013

SNC-Lavalin Group	CGI Group	Air Transat A.T.	Linamar
Manitoba Telecom	Westjet Airlines	Nordion Inc.	Toromont Industries
ShawCor	Stantec Inc.	MacDonald Dettwiler	-
U.S. COMPARATOR GROUP FY2012 – FY2013

Rockwell Collins	Alliant Techsystems	AECOM Technology	Teleflex
Autodesk	C.R. Bard	AMETEK	Varian Medical Systems
Roper Industries	BMC Software	MOOG	Cadence Design Systems
Teledyne Technologies	Curtiss-Wright	AAR	Hexcel
BE Aerospace	Synopsys	Woodward Inc.	Transdigm
Steris	Hologic	Gartner	Triumph Group
Cubic Corp.	-	-	-

The median revenue of the group based on their most recent annual reports, as available during FY2012, was $2.003 billion and their median market capitalization as at March 31, 2012 was $2.511 billion, compared for CAE to $1.82 billion and $2.638 billion respectively as of the FY2012 year-end. CAE utilizes the median and 75th percentile numbers from each of the Canadian and the U.S. group of comparator companies for benchmarking purposes. The Canadian and U.S. companies in the comparator group are weighted equally and the compensation value between the two comparator groups is compared at par.

Compensation Elements

CAE’s executive compensation consists of five main elements: base salary, short-term incentive bonus, long term incentives (restricted share units, deferred share units and options), pension rights and perquisites. The following table provides a summary of each of these elements, as well as their respective objectives and risk mitigation measures. Each such component is further detailed below.

COMPONENT		FORM	PLAN SUMMARY	OBJECTIVES	OPPORTUNITY	RISK MITIGATION

BASE SALARY	Cash		Fixed rate of pay	Provide a base of	Set at 50th percentile of	Maintains a balance
				steady income to	comparator group of	between fixed and
				attract and retain	companies	variable pay
			Annual Review	qualified leaders
Use of external
				Recognize scope and		consultant and peer
				responsibilities of the		group analysis
position as well as the
experience of the
individual

Reward individual
performance
SHORT TERM	Cash		Annual award based	Reward the	Set at the 75th	Use of diversified
INCENTIVE			on corporate metrics	achievement of the	percentile for superior	performance metrics
			(75%) and personal	company’s	performance
			objectives (25%)	performance metrics
					Target is 100% of base	Plan targets reviewed
				Reward the	salary for the CEO,	and approved annually
				achievement of	65% for CFO and	based on in-depth
				personal objectives	Group Presidents and	review of annual
				aligned with	55% for Executive	business plan

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENT	FORM	PLAN SUMMARY	OBJECTIVES	OPPORTUNITY	RISK MITIGATION
			individual’s area of	Vice-President	Payout on each metric
			responsibility and role		is capped at 2 times
			in realizing operating	Possibility of reaching	target if EPS threshold
			results	up to 2 times annual	is not met, payout is
			Drive superior	bonus target	limited to 100% on
			corporate and		other corporate metrics
			individual performance		No guaranteed
minimum payout

LONG TERM		LTIP grants vary based	Align management	Set at the 75th	Long term incentives
INCENTIVE PLANS		on level of the	interests with	percentile for superior	represent significant
		executive and are	shareholder value	performance	weighting of overall
		awarded within a range	growth		compensation
for the position
			Reward the		Various vesting
	Stock Options	Stock Options:	achievement of		schedules helps
			sustained financial		ensure mid to longer
		Stock options vest over	performance		term performance is
		4 years at 25% per			aligned with
		year	Recognize individual		shareholder’s interests
contribution and
		The option has a term	potential		Mix of financial and
		of 7 years			market measures
Attract and retain key
		Stock options	talent		There is no payout on
		weighting represents			RSUs if the threshold
		40% of total LTIP grant			is not met

RSU threshold is
determined by CAE’s
TSR performance vs
the TSR of its peer
comparator group
	Performance-based	Restricted Share
	share units paid in	Units:			RSU payout is capped
	cash			RSU performance	at 150% and there is
		Performance vesting		vesting factor can	no minimum
		based on relative		reach up to 150%	guaranteed
performance of CAE’s
Total Shareholder
		Return vs Total			Payouts are subject to
		Shareholder Return of			a clawback policy
peers in S&P
Aerospace and
Defence Index

Performance vesting is
determined annually
and over a 3-year
period

Payout subject to
executive being active
at the end of the 3-year
vesting period. Partial
payout applies in the
event of an involuntary
termination

RSU weighting
represents 40% of total
LTIP grant

	Share units paid in	Deferred Share Units:
cash upon termination
	or retirement	DSUs vest over a 5
year period at a rate of
20% per year

Payout is made upon
termination or at
retirement

DSU weighting
represents 20% of total
LTIP grant

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 25

COMPENSATION DISCUSSION AND ANALYSIS

COMPONENT	FORM	PLAN SUMMARY	OBJECTIVES	OPPORTUNITY	RISK MITIGATION

EMPLOYEE STOCK	CAE stock	Employee and officers	Provide executives and	Participant benefits	CAE contribution
PURCHASE PLAN		may purchase CAE	employees with an	from a 50% pre-tax	capped at 3% of an
(ESPP)		shares of up to 18% of	attractive and	match on his	employee’s base
		base salary	competitive	investment up front as	earnings
			compensation program	well as any increase in
		CAE matches first		share price
$500 at 100% and
contributes 50% on
employee
contributions, to a
maximum of 3%
PENSION BENEFITS	Cash payment	Registered Plan:	Provide executives	Inclusion of actual	CEO’s pension from
	following retirement		with an attractive and	annual bonus award to	supplemental plan is
		Defined Benefit Plan	competitive	determine average	subject to a maximum
			compensation program	earnings (except for	of $1,050,000
		Benefit represents 2%		CEO)
		of average 5 best			CEO’s bonus used for
		years earnings (base		Participation in	determination of
		salary plus bonus)		Supplemental plan	average earnings is
		multiplied by		provides benefits in	limited to the target
		pensionable service		excess of Revenue	bonus
Canada limits
		Subject to Revenue			5-year participation in
		Canada limits			the SERP required for
an executive to be
		Non-Registered Plan			entitled to a benefit in
		(SERP):			the event of a
resignation
Supplement to
registered plan and
provides benefits in
excess of limits set by
Revenue Canada

Early retirement with
full pension entitlement
at age 60

PERQUISITES	Cash Allowance	Including but not	Provide executives	Competitive	Annual amount capped
		limited to car benefits,	with an attractive and		depending on position
		club membership,	competitive
		home office, personal	compensation program
legal and tax advice
and HSA

The following table illustrates the relative weight of the different compensation elements by NEOs:

	M. Parent [1]	S.Lefebvre	J. Roberts	M. Gagné	N. Leontidis
	President and Chief	Vice President,	Group President, Civil	Group President,	Executive Vice
	Executive Officer	Finance and Chief	Simulation Products,	Military, Simulation	President, Strategy
		Financial Officer	Training and Services	Products, Training	and Business
				and Services	Development
Base Salary	18%	25%	24%	25%	28%
Pension Benefits	10%	15%	8%	13%	10%
Perquisites	3%	5%	5%	4%	6%
Total Fixed Compensation	31%	45%	37%	42%	44%
Short-Term Incentive	21%	18%	20%	17%	18%
Long-Term Incentive Plans	48%	37%	43%	41%	38%
Total Variable Compensation	69%	55%	63%	58%	56%
Total Compensation	100%	100%	100%	100%	100%

1

Mr. Parent’s variable compensation for 2012 is an adjusted number as upon becoming CEO in FY2010 he received an initial grant of 1,465,400 options, in lieu of three years of his option and FY 2005 LTU grants, for which we have normalized for the purpose of this chart by spreading the value of that grant over its three- year term. As a result of this initial grant, no further options or FY2005 LTUs will be granted to Mr. Parent until the FY2014 annual long-term incentive grant.

(see “Determination of the NEOs’ Compensation – President and CEO”).

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 26

COMPENSATION DISCUSSION AND ANALYSIS

BASE SALARIES

The base salaries of the executives of CAE are competitive with the median of the comparator group of companies. While an executive’s salary is generally targeted at a specific range around the median level, such salary may vary depending on the individual’s performance, level of experience and years of service. Base salaries are reviewed annually, taking into account individual achievements, general performance, benchmark information and market conditions.

ANNUAL SHORT-TERM INCENTIVE AWARDS

The short-term incentive award provides for an annual cash bonus for executives and management based on CAE’s consolidated financial performance, key performance indicators (“KPIs”) and individual achievement. Financial, non-financial and individual performance targets are established by the Board of Directors at the beginning of each fiscal year. For FY2012, financial targets were the following three metrics: earnings per share (“EPS”), Book-to-Sales ratio and Return on Capital Employed (“ROCE”) (see “Determination of NEOs’ Compensation” for further discussion). The EPS measure is intended to keep a management focus on earnings per share growth and represents net earnings of the Corporation divided by the number of non-diluted outstanding Common Shares. Book-to-Sales represents the order intake divided by the revenue. ROCE represents the net income to equity holders excluding financing expense, net of tax divided by the average capital employed.

     KPIs are quantifiable and/or qualitative performance targets set for reporting segments and their sub-segments as well as for corporate functions. These include amongst others customer satisfaction and retention, regulatory compliance, operational efficiency, employee performance management, order intake, cycle times and other metrics relevant to CAE’s business or corporate functions.

     For FY2012, the split between corporate financial performance and KPIs for all NEOs was 75% and 25% respectively. Short-term incentives are paid in the form of cash bonuses based on a percentage of salary and varies depending on the level of the participant. Target awards range from 55-65% of salary for the NEOs to 100% of salary for the CEO. Actual bonus awards, could be up to 2 times greater than the target awards depending upon the achievement of the previously noted financial results, KPI results and individual achievement.

     In accordance with the terms of the short-term incentive plan, payment is limited to 100% of other financial metrics if the EPS result did not meet the minimum threshold set by the Board of Directors.

LONG-TERM INCENTIVE AWARDS

The Long-Term Incentive Program is designed to reward executives for their contribution to the creation of shareholder value. These awards are considered annually as part of the total compensation review. The value of the long-term incentive award varies according to the level of the executive and is awarded within the range detailed below and based on each executive’s personal performance.

		LTIP Range
		(as a % of salary)
	Minimum		Maximum
President & CEO	200%		300%
Group Presidents & CFO	100%		250%
Executive Vice-President	40%		150%

     CAE’s long-term incentive plan comprises options (see “Stock Options”), long-term incentive deferred share units (see “Long-Term Incentive Deferred Share Unit Plans”) and restricted share units (see “Restricted Share Unit Plan”). All NEOs are eligible to an annual grant under each of these plans, and awards are allocated as follow:

STOCK OPTIONS	RESTRICTED SHARE UNITS	DEFERRED SHARE UNITS
40%	40%	20%

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 27

COMPENSATION DISCUSSION AND ANALYSIS

Stock Options

The number of options issued to each NEO varies as a percentage of the executive’s base salary divided by the fair value

(determined by application of the Black-Scholes option-pricing methodology; in past years CAE used a one year Black-Scholes valuation but for the FY2013 grant a three-year average value was used to adjust for volatility) of an option at that time. Under the terms of the Employee Stock Option Plan (“ESOP”), the exercise price of the stock options is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the day on which the options are granted. During FY2012, stock options were granted to the NEOs and other key employees of CAE and its subsidiaries. The number of outstanding options as well as the other elements of the Long-Term Incentive Program are taken into account by the HR Committee in determining how many new options may be granted in a fiscal year, CAE expenses the cost of stock option grants.

     As of June 13, 2012, the ESOP provides for the issuance of a maximum of 12,615,176 Common Shares upon exercise of options granted under it of which 4,799,983 are not the subject of option grants (representing about 1.86% of all issued and outstanding Common Shares on such date). The ESOP permits option grants having a term of up to ten years. Options issued under the ESOP as at the end of FY2011 have a term of six years and those issued as of FY2012 have a term of seven years An ESOP participant may not hold options on more than 5% (on an undiluted basis) of the issued and outstanding Common Shares from time to time. The number of Common Shares issued to insiders of CAE at any time under all security-based compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares. The ESOP permits, at the discretion of the HR Committee, the surrender and cancellation without re-issue of an in-the-money option for cash equal to the fair market value of the share underlying the option less the option exercise price, in lieu of the share itself. Options are not transferable or assignable otherwise than by will or by operation of estate law.

     The ESOP defines a change of control of CAE as being a change in the beneficial ownership or control over the majority of the shares of CAE or the sale of all or substantially all of CAE’s assets. In such circumstance, accelerated vesting of all options issued under the ESOP would occur.

     The ESOP provides that its terms, as well as those of any option, may be amended, terminated or waived in certain stated circumstances. The ESOP specifies in what situations shareholder approval is required for certain types of amendments to the ESOP. Additionally, the HR Committee has the authority, in accordance with and subject to the terms of the ESOP, to amend, suspend or terminate the ESOP or any option granted under the ESOP without obtaining shareholder approval in order to:

(a)

(i) amend any terms relating to the granting or exercise of Options, including the terms relating to the eligibility for (other than for non-executive Directors) and limitations or conditions on participation in the Plan, the amount and payment of the Option Price (other than a reduction thereof) or the vesting, exercise, expiry (other than an extension of the Termination Date except as contemplated in Section 6.06(4) of the Plan), assignment (other than for financing or derivative-type transaction purposes) and adjustment of Options, or (ii) add or amend any terms relating to the provision of financial assistance to Optionees, or of any cashless exercise features;

(b)

amend the Plan to permit the granting of deferred or restricted share units under the Plan or to add or amend any other provisions which result in participants receiving securities of the Corporation while no cash consideration is received by the Corporation;

(c)	make changes that are necessary or desirable to comply with applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any applicable stock exchange;
(d)	correct or rectify any ambiguity, defective provision, error or omission in the Plan or in any Option or make amendments of a "housekeeping" nature;
(e)	amend any terms relating to the administration of the Plan; and
(f)	make any other amendment that does not require shareholder approval by virtue of the Plan, applicable laws or relevant stock exchange or regulatory requirements;

provided such amendment, suspension or termination (i) does not adversely alter or impair any previously granted Option without the Optionee's consent and (ii) is made in compliance with applicable laws, rules, regulations, by-laws and policies of, and receipt of any required approvals from, any applicable stock exchange or regulatory authorities having jurisdiction.

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 28

COMPENSATION DISCUSSION AND ANALYSIS

     The ESOP provides for an option expiration date that, if the option expires during a CAE-imposed blackout period or within nine days thereafter, the term of the option may be the later of the original fixed expiration date, or 10 trading days after the date the blackout period ends if the original expiration date falls within, or within nine days after, a blackout period.

Equity Compensation Plan Information

	NUMBER OF SECURITIES TO	PERCENTAGE OF CAE’S	WEIGHTED-AVERAGE	NUMBER OF SECURITIES	PERCENTAGE OF CAE’S
	BE ISSUED UPON EXERCISE	OUTSTANDING	EXERCISE PRICE OF	REMAINING AVAILABLE FOR	OUTSTANDING SHARE
	OF OUTSTANDING OPTIONS	SHARE CAPITAL	OUTSTANDING	FUTURE ISSUANCE UNDER	CAPITAL REPRESENTED BY
		REPRESENTED BY SUCH	OPTIONS	EQUITY COMPENSATION	SUCH SECURITIES
		SECURITIES		PLANS (EXCLUDING SECURITIES
REFLECTED IN 1st COLUMN)
Employee Stock
Option Plan	6,473,768	2.51%	$10.2040	6,313,258	2.44%

The above chart is based on March 31, 2012 information. As of that date, the weighted average remaining contractual life for the outstanding options was 3.37 years. CAE’s only equity compensation plan is its shareholder-approved ESOP.

Long-Term Incentive Deferred Share Unit Plans

Fiscal 2005 Plan

CAE adopted the Long-Term Incentive Deferred Share Unit Plan – FY2005 (“FY2005 LTUP”) in FY2005 that applies to all grants made therefrom. Determination of the number of units under the FY2005 LTUP (“FY2005 LTUs”) to be granted to a participant is made by dividing the dollar value of the FY2005 LTU grant (a percentage of the participant’s base salary) by the weighted average price of Common Shares on the TSX on the five trading days preceding the date of grant approval. FY2005 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. A FY2005 LTU grant vests in 20% increments over five years, commencing one year after the date of grant. The FY2005 LTUP was amended and restated in FY2009 to respect 409-A legislation for U.S. participants and related impact on the payment of DSUs under such plan.

Fiscal 2004 plan

In FY2004, CAE adopted a Long-Term Incentive Deferred Share Unit Plan (“FY2004 LTUP”) for executives of CAE and its subsidiaries to partially replace the grant of options under CAE’s ESOP. No FY2004 Long-Term Incentive Deferred Share Unit

(“FY2004 LTUs”) have been granted by CAE since FY2004. All FY2004 LTUs are fully vested for remaining plan participants. FY2004 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares.

Restricted Share Unit Plans

In FY2010, CAE adopted a performance-based Restricted Share Unit Plan (“2011 RSUP”) for executives and senior management of CAE and its subsidiaries, applicable in FY2011 and beyond. Grants of units made under the prior Restricted Share Unit Plan (“FY2010 RSUP”) remained in effect until the last unit grants thereunder expired in May 2012. The RSUP helps ensure that CAE executives’ long-term incentive compensation includes an element directly based on the market performance of Common Shares. Determination of RSUsto be granted to a participant is made by dividing the dollar value of the RSU grant (a percentage of the participant’s base salary) by the weighted average market price of the Common Shares on the TSX on the five trading days preceding the date of grant approval. An RSU is equal in value to one Common Share of CAE.

RSUs granted pursuant to the RSUP in FY2010 vest three years from the date RSUs were granted, as follows:

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COMPENSATION DISCUSSION AND ANALYSIS

RSUs granted pursuant to the 2011 RSUP from FY2011 vest over the three years as follows:

1.	A target rate of 1/6th of the granted units for each of the three years subject to the attainment (or not) of the TSR Relative Performance (shown below) for each of the three years; and
2.	A target rate of 1/2 of the granted units at the end of the third year subject to the attainment (or not) of the TSR Relative Performance over the three-year period.

The TSR Relative Performance means relative annual performance of CAE’s Total Shareholder Return vs. the Total Shareholder Return of the S&P ADI for the given period. Depending on the TSR Relative Performance, the target rate of granted units will be multiplied by the factors indicated in the following table:

ANNUAL TSR RELATIVE PERFORMANCE	FACTOR
1st Quartile (0-25th percentile) and below	0%
2nd Quartile (26th – 50th percentile)	50% - 98%
3rd Quartile (51st – 75th percentile)	100% - 148%
4th Quartile (76th – 100th percentile) and above	150%

Vesting between the S&P ADI Performance quartiles is pro-rated on a linear progression from 0% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. RSUP participants are entitled to receive their vested RSUs at the average fair market value for the 20 trading days preceding the final vesting date of the grant.

Deferred Share Unit Plan

CAE has a Deferred Share Unit Plan (“DSUP”) for executives under which an executive may elect to receive any cash incentive compensation in the form of Deferred Share Units (“DSUs”). The Plan is intended to enhance CAE’s ability to promote a greater alignment of interests between executives and the CAE shareholders, as well as to provide an alternate avenue for attaining prescribed share ownership levels for executives. A DSU is equal in value to one Common Share of CAE. The units are issued on the basis of the average closing board lot sale price per share of Common Shares on the TSX during the last 10 days on which such shares traded prior to the date of issue. The DSUs also accrue dividend equivalents payable in additional units in an amount equal to dividends paid on Common Shares. Upon or within a defined period following termination of their employment, DSU holders are entitled to receive the fair market value of the equivalent number of Common Shares.

PENSION, BENEFITS AND PERQUISITES

Pension Benefits

In Canada, eligible employees participate in the Retirement Plan for Employees of CAE Inc. and Associated Companies. Vice President level and higher executives participate in the Pension Plan for Designated Executive Employees of CAE Inc. and Associated Companies (the “Designated Pension Plan”), and in the Supplementary Pension Plan of CAE Inc. and Associated Companies (the “Supplementary Pension Plan”). The Designated Pension Plan is a defined benefit plan to which only CAE contributes. Pensions payable under the Supplementary Pension Plan are paid directly by CAE. See “Executive Compensation – Pension Plan Benefits” for details about the value of the accrued benefit to each of the NEOs. Except as discussed in “Change in Control Contracts” below, CAE does not generally grant extra years of credited service under its pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon the compliance with a non-competition and non-solicitation clause.

Employee Stock Purchase Plan Benefits

Under the CAE Employee Stock Purchase Plan, employees and officers may make a contribution towards the purchase of Common Shares of up to 18% of their base salary. Under the plan, CAE makes a matching contribution on the first $500 contributed and contributes $1 for every $2 on additional employee contributions, to a maximum of 3% of the participant’s base salary.

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 30

COMPENSATION DISCUSSION AND ANALYSIS

Change in Control Contracts

CAE is a party to agreements with eight executive officers, including the NEOs, pursuant to which such executives are entitled to termination of employment benefits following a change of control of CAE where the executive’s employment is terminated without cause within two years following the change of control. See “Executive Compensation – Termination and Change of Control Benefits” for a summary of the impact of various events on the different compensation programs for the NEOs and details about the approximate incremental value that could be realized by a NEO following termination or a change of control event.

Perquisites

Flexible perquisites give executives a cash allowance to provide for certain benefits, including car benefits, club membership, home office, personal legal and tax advice and a health care spending account (refer to “All Other Compensation” footnotes in the summary compensation table).

Executive Share Ownership Requirements

Under CAE’s share ownership policy, each key executive is expected to own a minimum number of Common Shares and/or units under the DSUP and/or LTUP. The value of the required holding in Common Shares and/or units under the DSUP and LTUP represents 500% of the CEO’s annual salary, 250% for the Group Presidents and the CFO and 200% of other CEO-reporting executives’ annual salary. The required holding may be acquired over a five-year period from the date of hire or promotion into the executive position. In addition, for each option exercise, the CEO is expected to, and the Group Presidents and CFO must, retain ownership or control over CAE Shares for a value equal to 25% of the net profits realized on such option exercise for the duration of their employment with CAE. This policy encourages all key executives to hold a meaningful ownership interest in CAE to further align management and shareholder interests.

     As of March 31, 2012, all of the NEOs held CAE shares and/or units under the DSUP and LTUPs valued in excess of the ownership policy except for Mr. Parent and Mr. Lefebvre, who are in the process of attaining their respective targets of 500% and 200% of their annual base salary; this threshold was stipulated for Mr. Parent upon his appointment as CEO in October 2009, and for Mr. Lefebvre upon his appointment as CFO in May 2011, each having a 5-year term to reach such target. The table below sets forth the number and value of shares/units held, the value of shares/units required to meet the ownership guidelines, and the value of shares/units held as a multiple of the NEO’s base salary.

NAMED EXECUTIVE OFFICER	NUMBER OF	NUMBER OF	VALUE OF	VALUE REQUIRED	VALUE HELD AS
	VESTED DSUs HELD	SHARES HELD	SHARES/UNITS HELD	TO MEET GUIDELINES	MULTIPLE OF SALARY
M. Parent	142,618	44,131	$1,910,442	$3,900,000	2.5
J. Roberts	221,503	37,030	$2,644,793	$1,257,500	5.3
M. Gagné	113,766	7,378	$1,239,303	$1,080,000	2.9
S. Lefebvre	16,934	13,379	$310,102	$600,000	1.0
N. Leontidis	129,922	22,860	$1,562,960	$660,000	4.7

     As per the terms of the DSUP and LTUP, the rights and interests of a plan participant in respect of the units held in such participant’s account are not transferable or assignable other than for specific cases of legal succession. CAE does not favor monetization transactions pertaining to DSU and LTUs held by its executives. Any such proposed transaction must be pre-approved by the CFO and the Vice-President Legal, General Counsel and Corporate Secretary, and none have been so notified or approved.

Risk Mitigation

     CAE’s executive compensation program incorporates long-standing elements that help ensure that our compensation practices do not encourage inappropriate risk-taking. For example (see also “Compensation Elements” above for other elements of risk mitigation):

- our mix of short, medium and longer-term compensation encourages CAE executives to take a balanced view and mitigates against excessive risk-taking or behaviour that is too conservative;

- at-target, between 18-30% of a NEO’s pay (annual short-term incentive award) is tied to short-term results, while 28-43% is tied to long-term incentives (DSUs, RSUs and options);

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COMPENSATION DISCUSSION AND ANALYSIS

- the annual short-term incentive award for a NEO is directly linked to, and determined by, overall corporate financial performance (as measured by the CEO’s financial targets) and individual performance – so a NEO cannot reap an outsize reward based only on his/her own performance against financial or other targets;

- LTIP awards are subject to CAE’s claw-back policy for our executives such that CAE may seek repayment of long term incentive compensation for years in which financial results are restated;

- the CEO is expected to, and the CFO and the Group Presidents must, retain ownership or control over CAE shares equivalent in value to 25% of the net profits from any option exercise until their retirement or termination – this reduces the risk of short-term maneuvers designed to temporarily lift the CAE share price, as such NEOs typically will have more at risk based on their share ownership and other LTIP components than on any one-time option exercise;

- the annual short-term incentive award pay-out can be zero, if minimum threshold levels of corporate and individual performance are not met, and are capped at 200 per cent where corporate and individual performance objectives are exceeded, to prevent excessive payouts and to act as a disincentive against excessive risk-taking;

- CAE’s Corporate Policies & Procedures preclude individual executives from acting unilaterally without approval in the case of material transactions identified in those procedures; and

- CAE requires NEOs to own multiples of their annual base salary in CAE shares (see “Executive Share Ownership Requirements” above for details) – this discourages excessive short-term risk-taking given the exectives exposure to the longer-term CAE share price movements through both their direct ownership and the LTIP elements they hold.

After considering the overall compensation program and taking into account both its knowledge of the past performance of the CAE management team and the nature of CAE’s various businesses, the HR Committee is not aware of any risks arising from CAE’s compensation policies and practices that would be reasonably likely to have a material adverse effect on CAE.

Determination of the NEOs’ Compensation in 2012

PRESIDENT AND CEO

The salary of the President and Chief Executive Officer (“CEO”) is determined in accordance with CAE’s salary philosophy and policy, and is reviewed and approved annually by the independent members of the Board of Directors. Benchmark data demonstrates that the CEO’s total direct compensation (base salary, short-term and long-term incentives and other compensation) falls within CAE’s compensation policy. See also Appendix A, under “Compensation”.

Short-Term Incentive Awards Program

CAE has an executive short-term incentive program. See “Annual Short-Term Incentive Awards”. The short-term incentive program as it pertains to the President and CEO focuses on the attainment of pre-determined earnings per share, book to sales and ROCE targets at CAE’s consolidated level. The actual amount of any short-term incentive award to the CEO is determined based on a combination of the annual plan targets achievement level, key performance indicators and the discretion of the Board of Directors.

The CEO’s main targets and objectives for FY2012 and related results are set out below:

1.	Meet and exceed Short Term Incentive Plan financial objectives (75% of STIP target):
a.

Achieved year-over-year (‘‘YOY’’) increases in revenue (12%), EPS (13%), and order intake (15%), with ROCE largely at target. Also achieved excellent Cash Flow performance with 96% conversion rate, and a strong Book- to-Sales ratio.

The following table illustrates the respective weights given to each FY2012 corporate financial performance target, as well as the actual results and payout:

	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACHIEVED	PAYOUT
BOOK-TO-SALES RATIO	25%	1.08	1.12	1.16	1.17	200%
RETURN ON CAPITAL	25%	14.60%	15.85%	17.10%	15.81%	100%
(ROCE)
EARNINGS PER SHARE[1]	50%	$0.68	$0.73	$0.78	$0.71	60%

WEIGHTED AVERAGE STIP						104%

1

EPS threshold will serve as gate for Growth and Financial Targets payout thresholds. Payment is limited to 100% of other corporate financial measures if the EPS result did not meet the minimum threshold set by the Board of Directors.

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COMPENSATION DISCUSSION AND ANALYSIS

2.	Maintain market leadership in core civil and military businesses, and continue to accelerate growth in emerging markets:
	a.	Sold 37 full flight simulators (‘‘FFS’’), and achieved a civil business combined order intake of over $1 billion, a CAE first;
	b.	Key training partnerships were signed with Air Asia, Cebu Pacific and IGE/Indigo; and
	c.	On the military side major training services integrator wins included Brunei Multi Purpose Training Center, and the Malaysia C-130 and USAF KC-135 programs.
3.	Realize progress in developing core market adjacencies and new core markets:
	a.	Doubled New Core Market revenue on a YOY basis with METI acquisition being main driver;
	b.	CAE achieved $272 million in order intake from civil and military adjacent markets with growth areas being military land, military professional services and CAE Global Academy; and
	c.	CAE’s overall YOY revenue growth in New Core Market and core market adjacencies was 38%.
4.	Secure new OEM partnerships:
	a.	CAE expanded its partnerships with AgustaWestland (AW189) and Bombardier Aerospace (Global Express & Learjet); and
	b.	We signed teaming agreements with General Atomics (Justas UAV) and also General Dynamics and KMW (Canadian Forces land programs).
5.	Identify new transformational growth opportunities:
	a.	We completed four new airline joint ventures, opened five new civil training locations, and completed the METI acquisition and integration; and
	b.	CAE also finalized the acquisition of Oxford Aviation Academy, which closed in FY2013.
6.	Reduce costs to mitigate competitive and foreign exchange pressures:
	a.	The CEO delivered an internal cost restructuring exercise resulting in cost savings enabling CAE to offset competitive and foreign exchange pressure, thus enabling CAE to meet consensus EPS target.
7.	Accelerate leadership talent identification and development process to support growth strategy:
a.

The CEO achieved or surpassed targets relating to retention and moves of high potential leaders, the increase of back-ups for senior leadership positions and recruitment of key leaders for global growth markets; and

	b.	The CEO put in place an annual in-house Leadership Development Program (‘‘LDP’’), enhancing development of high potential leaders ready to assume increased responsibilities.

     The Board reviewed Mr. Parent’s achievements against each of these objectives in detail, and considered he had met and exceeded his objectives as noted above. For FY2012, Mr. Parent received a short-term incentive award of $900,900 based on the short-term incentive formula for earnings per share, growth, balance sheet and cash flow targets, as described under Annual Short-Term Incentive Awards, having been exceeded, as well as his other accomplishments. The level of achievement was 104% against the short-term incentive plan performance target, comprising 75% of his STIP. The Board awarded the CEO a 150% achievement rate on his personal KPIs, comprising 25% of his STIP. His aggregate bonus payment represented 115.5% of the bonus target. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Short-Term Incentive Awards”.

Long-Term Incentive Awards Program

The CEO is eligible for stock option grants and to participate in both the FY2005 Deferred Share Unit Plan and the Restricted Share Unit Plan, in the ratio of 40% options, 40% RSUs and 20% FY2005 LTUs.

     In FY2011 Mr. Parent was granted 91,099 RSUs.. The initial option grant received by Mr. Parent upon his appointment as CEO in FY2010 covers a three-year period and is equal to three times the maximum annual stock option grant value plus three times the maximum annual FY2005 LTU grant value. As a result of his initial grant, no further options or FY2005 LTUs will be granted to Mr. Parent until the FY2014 annual long-term incentive grant. Mr. Parent’s package was designed to align his interests most closely with share value appreciation, and involves more risk to him given the three-year waiver of FY2005 LTU grants. Until FY2014, RSUs will be granted annually to the CEO with a 40% weighting of his target long-term incentive plan value.

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COMPENSATION DISCUSSION AND ANALYSIS

ALL OTHER NEOS

The total compensation of all other NEOs is determined in accordance with CAE’s salary philosophy and policy, and is reviewed and approved annually by the HR Committee of the Board of Directors upon recommendation of the CEO. Benchmark data demonstrates that the total direct compensation of NEOs (base salary, short-term and long-term incentive and other compensation) falls within CAE’s compensation policy and is generally between the median and the third quartile (75th percentile) of the comparator group reflecting the performance of the Corporation and these NEOs. The HR Committee also approves the short-term incentive bonus target and long-term incentive award target including the specific amount of options to be issued to the NEOs under the ESOP. For more details on the factors considered in the determination of NEOs’ compensation, including in respect of grants of option-based awards, see “Compensation Discussion and Analysis –Compensation Philosophy” and “Compensation Discussion and Analysis – Elements of Compensation”. See also Appendix A, under “Compensation”.

     Objectives for each of the NEOs have been set at the beginning of FY2012. All NEOs and other senior CAE executives share the same financial targets identified in the CEO’s Short Term Incentive Plan financial objectives (75% of STIP target). Additional targets for the NEOs included:

Not all details of all NEO targets have been disclosed due to the potential negative competitive prejudice to CAE of so doing.

     In addition to having been regularly reviewed by the CEO during the fiscal year, the NEOs’ performance against those objectives was also reviewed at the end of FY2012. The performance assessment was made by the CEO and reviewed in detail by the HR Committee. For FY2012, each of Messrs. Roberts, Gagné, Lefebvre and Leontidis was determined to have met or exceeded his respective objectives, and has received a bonus pay-out of between 106% and 128% (in the latter case case due to better than target performance against personal KPIs) of his target bonus.

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 34

COMPENSATION DISCUSSION AND ANALYSIS

The following table illustrates the various bonus targets and maximums for the NEOs. Bonus target and maximums, as well as the actual payout earned for FY2012, are expressed as a percentage of salary:

FUNCTION	TARGET %	MAXIMUM %	ACTUAL RESULT %
President & CEO	100	200	115.5
CFO	65	130	70
Group President Civil Simulation Products & Training Services	65	130	84
Group President, Military Simulation Products & Training Services	65	130	69
Executive Vice President	55	110	64

Shareholder Return Performance Graph

The following graph compares the cumulative shareholder return of the Common Shares with the cumulative returns of each of the S&P/TSX Composite Index and the S&P Aerospace & Defense Index (an index of U.S. listed companies operating in CAE's market sectors) for a five-year period commencing March 31, 2007.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF CAE INC. VS. S&P/TSX COMPOSITE INDEX AND S&P AEROSPACE & DEFENSE INDEX

	2007	2008	2009	2010	2011	2012
CAE Inc.	$100	$90	$60	$79	$104	$83
S&P/TSX Composite Index	$100	$104	$70	$100	$120	$109
S&P Aerospace & Defense Index	$100	$107	$62	$111	$125	$129

$130
$120
$110
$100
$90
$80
$70
$60
$50
2007
2008
2009
2010
2011
2012
CAE
S&P/TSX Composite Index
S&P Aerospace & Defense Index

Assumes $100 invested in Common Shares traded on the Toronto Stock Exchange on March 31, 2007. Values are as at the last trading date during the month of March in the specified years and from the S&P/TSX Composite Total Return Index and S&P Aerospace & Defense Total Return Index, which assume dividend reinvestment.

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 35

COMPENSATION DISCUSSION AND ANALYSIS

PAY FOR PERFORMANCE LINKAGE

The following table compares the compensation of the NEOs with the return on CAE Common Shares and the above cumulative total return chart (April 1, 2007 to March 31, 2012) and using the NEOs’ total compensation disclosed under

“Executive Compensation – Summary Compensation Table”.

The NEOs’ total compensation is not specifically based on the performance of CAE’s Common Shares on the TSX, due to the fact that: (i) base salaries are adjusted to reflect the NEOs’ respective scope of responsibilities, experience and contribution to CAE’s success, as well as the evolution of the Canadian and U.S. Group of Comparator Companies’ compensation practices; (ii) annual bonuses are awarded based on the performance of CAE’s financial performance metrics that drive shareholder value; and (iii) LTIP grants are awarded as a percentage of base salary determined based on position level. In addition to CAE’s operational performance, the price of the Common Shares is affected by external factors beyond CAE’s and the NEO’s control. In FY2010, the NEO total compensation includes an overlap period between two CEOs, and the new CEO received a 3-year grant of options and DSUs, for which we have normalized for the purpose of this chart by spreading the value of that grant over its three-year term. In FY2012, Mr. Raquepas’ compensation was included up to May 26, 2011, excluding his termination benefits.

Nevertheless, the trend of the NEOs’ total compensation is similar to the trend of CAE’s Common Share price.

Pay for Performance Linkage	2012	2011	2010
Market Capitalization (as of March 31)	$2.642 billion	$3.310 billion	$2.545 billion
Return on equity	18.2%	13.8%	12.4%
Total shareholders return – three-year compounded annual growth rate	9.7%	5.2%	(13.3%)
Diluted earnings per share	$0.70	$0.66	$0.56
Diluted earnings per share excluding restructuring	$0.70	$0.66	$0.66

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 36

COMPENSATION DISCUSSION AND ANALYSIS

     Given the significant weight put on the long term incentive awards and the nature of such awards, it is only with time that we can appreciate how effective is our pay-for-performance approach and that we can measure the alignment between the

NEOs’ compensation and the return earned by our shareholders. The following table compares for each year the NEOs’ total compensation, as presented historically, to the actual value realized over time.

		DISCLOSED	ACTUAL REALIZED
NAME AND PRINCIPAL POSITION	YEAR	COMPENSATION	COMPENSATION[2]
		LESS PENSION
		VALUE[1]	at March 30,2012
M. Parent	2012	$2,607,190	$1,771,576
President and Chief Executive	2011	$2,607,582	$1,708,435
Officer	2010	$6,697,262	$1,921,453
	2009	$2,312,696	$1,467,027
	2008	$2,148,875	$1,357,389
	Total	$16,373,605	$8,225,880
J. Roberts	2012	$1,946,723	$1,025,459
Group President, Civil	2011	$2,135,401	$1,067,298
Simulation Products, Training	2010	$2,722,496	$2,029,462
and Services	2009	$2,241,068	$1,395,399
	2008	$2,170,272	$1,378,786
	Total	$11,215,960	$6,896,404
M. Gagné	2012	$1,509,811	$797,617
Group President, Military,	2011	$1,724,313	$858,024
Simulation Products, Training	2010	$1,317,467	$1,095,086
and Services	2009	$1,063,626	$849,359
	2008	$977,880	$713,143
	Total	$6,593,097	$4,313,230
N. Leontidis	2012	$1,059,153	$605,674
Executive Vice President,	2011	$1,039,653	$588,405
Strategy and Business	2010	$892,578	$626,207
Development	2009	$932,754	$666,576
	2008	$1,007,494	$733,813
	Total	$4,931,632	$3,220,676

1.	Sum of base salary, annual incentive paid, all other compensation, and the grant value of share-based and option-based awards during the fiscal year as disclosed in the Circular
2.	Sum of base salary, annual incentive paid, all other compensation, the option gain from any option exercise during the period, the payout value of RSUs, and the current market value of vested DSUs

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 37

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The first of the following tables provides a summary of compensation earned during the last three fiscal years ended March 31, 2012 by the Chief Executive Officer, the Chief Financial Officer, the former Chief Financial Officer and the three most highly compensated policy-making executives who served as executive officers of CAE or its subsidiaries as at March 31, 2012 (collectively, “Named Executive Officers” or “NEOs”).

					NON-EQUITY INCENTIVE
					PLAN COMPENSATION

NAME AND PRINCIPAL POSITION	YEAR	SALARY SHARE-BASED		OPTION-	ANNUAL	LONG-TERM	PENSION	ALL OTHER	TOTAL
			AWARDS[1]	BASED	INCENTIVE	INCENTIVE	VALUE[4]	COMPENSATION[5] COMPENSATION
				AWARDS[2]	PLANS[3]	PLANS
		$	$	$	$	$	$	$	$
M. Parent[6]	2012	770,833	835,614	0	900,900	0	431,000	99,843	3,038,190
President and Chief Executive	2011	714,167	899,147	0	900,000	0	396,000	94,268	3,003,582
Officer
	2010	598,846	754,151	4,292,305	1,000,000	0	591,000	51,960	7,288,262

S. Lefebvre	2012	288,300	284,519	141,168	210,600	0	168,000	54,957	1,147,543
Chief Financial Officer[7]
	2011	222,600	76,623	32,329	91,741	0	61,000	38,539	522,832

	2010	205,962	57,517	26,966	95,752	0	40,000	34,324	460,521
A.Raquepas[8]	2012	64,178	0	0	0	0	208,000	2,606,504	2,878,682
Former Vice President,	2011	389,550	527,797	225,227	267,102	0	121,000	72,964	1,603,640
Finance and
Chief Financial Officer	2010	363,865	399,697	190,850	314,645	0	68,000	54,703	1,391,760
J. Roberts	2012	499,667	615,746	305,518	418,496	0	175,000	107,296	2,121,723
Group President, Civil	2011	479,167	810,300	345,653	393,664	0	153,000	106,617	2,288,401
Simulation Products, Training
and Services	2010	451,154	619,490	295,864	1,282,201	0	109,000	73,787	2,831,496
M. Gagné	2012	426,667	475,876	236,318	296,244	0	217,000	74,706	1,726,811
Group President, Military,
Simulation Products, Training	2011	393,333	671,058	286,383	298,848	0	210,000	74,691	1,934,313
and Services	2010	354,952	387,857	185,153	333,072	0	127,000	56,433	1,444,467
N. Leontidis	2012	327,368	302,969	150,510	209,633	0	121,000	68,673	1,180,153
Executive Vice President,	2011	312,191	316,274	134,974	213,408	0	85,000	62,806	1,124,653
Strategy and Business
Development	2010	296,310	203,431	97,229	232,935	0	61,000	62,673	953,578

1

Represents the value of share-based awards granted under the Restricted Share Unit Plan and the FY2005 LTUP, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870. Note that actual value received, if any, will differ. The value of each LTU is set to CAE's closing share price on the date of grant. The value of each RSU is evaluated using stochastics simulations of share price performance, and generally represent between 55% and 100% of CAE’s closing share price on the date of grant, depending on the grant’s performance criteria, in accordance with the following assumptions. This adjusted Black-Sholes model method is used in order to correctly measure the specific provisions of the LTR-RSU program. The Black-Scholes model is well-known and accepted, and the industry has long used it to measure the value of RSUs due to its relative ease of use and the precision level it provides; it is implicit in the Black-Sholes model that the price of a share (and the change in the index value in the case of CAE’s LTI-DSUs) changes stochastically, meaning by a random process.

	2012	2011	2010
Expected volatility CAE	36.13%	38.4%	36.4%
Expected volatility index	n/a	n/a	31.4%
Risk-free interest rate	2.25%	2.0%	2.0%
Correlation CAE to index	n/a	n/a	0.47

2

Represents the value of option-based awards granted under the Employee Stock Option Plan, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870. Note that actual value received, if any, will differ. The value of each option is determined using the Black-Scholes model under the following assumptions:

	2012	2011	2010 - August	2010	- May
Dividend yield	1.28%	1.26%	1.41%	1.70%
Expected volatility	34.0%	35.3%	36.0%	36.0%
Risk-free interest rate	2.32%	2.38%	2.35%	3.0%
Expected option term	5	4	4	4
Black-Scholes Value	36.32%	35.29%	34.60%	34.55%

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 38

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

3

Represents the Short-Term Incentive Plan bonus earned in each fiscal year and paid in the first quarter of the following year. The amount shown for Mr. Roberts in 2010 includes the GP Retention Plan pay-out of $892,075 described under Annual Short-term Incentive Awards.

4

The pension value shown corresponds to the compensatory value reported in the Defined Benefit Plan Table and includes the service cost and the impact of the increase in earnings in excess of actuarial assumptions.

5

All other compensation comprises other benefit expenses and allowances paid by CAE, and includes amongst others: car leases or allowances and car operating expenses; Health Spending Account; club memberships; and amounts paid in respect of the NEOs participation in the CAE Employee Stock Purchase Plan. For Mr. Parent, the amount shown in 2012 includes $11,703 in automobile expenses, a $23,125 employer contribution to the ESPP and $31,683 in dividend equivalents reinvested in LTI-DSUs. For Mr. Lefebvre, the amount shown in 2012 includes $23,065 in automobile expenses, a $8,649 employer contribution to the ESPP and $4,949 in dividend equivalents reinvested in LTI-DSUs. For Mr. Roberts, the amount shown in 2012 includes $22,067 in automobile expenses, a $14,990employer contribution to the ESPP and $50,487 in dividend equivalents reinvested in LTI-DSUs. For Mr. Raquepas, the amount shown in 2012 includes a severance package of $1,436,101 covering base salary, bonus and perquisites for 24 months, a lump sum of $120,000 paid in January 2012 for tax consulting services provided to the Corporation after termination, $664,461 options-based and share-based awards vested between May 26, 2011 and May 26, 2012 and a lump sum payment of $350,000 that will be paid on May 26, 2013 if certain contractual obligations are respected. For Mr. Gagné, the amount shown in 2012 includes $18,270 in automobile expenses and $26,344 in dividend equivalents reinvested in LTI-DSUs. For Mr.

Leontidis, the amount shown in 2012 includes $22,850 in automobile expenses, a $9,821 employer contribution to the ESPP and $25,815 in dividend equivalents reinvested in LTI-DSUs.
6

Included in the value of the CEO’s 2010 Option Based Awards is his initial grant of 1,465,400 options, representing three years of his option and FY2005 LTU grants (see “Determination of the NEOs’ Compensation – President and CEO”).

7	Mr. Lefebvre was appointed CFO as of May 27, 2011.
8	Mr. Raquepas left CAE on May 26, 2011.

SALARY

The salary earned by each of our NEOs in FY2012 is consistent with CAE’s compensation policies as discussed in “Compensation Discussion and Analysis – Elements of Compensation”.

RSU, LTU AND OPTION AWARDS

For a description of the applicable formulas in determining the grants of RSUs, LTUs and options under our Restricted Share Unit Plan, FY2005 Long-Term Incentive Deferred Share Unit Plan and the ESOP, see “Compensation Discussion and Analysis – Restricted Share Unit Plan, Long-Term Incentive Deferred Share Unit Plans and Stock Options”.

ANNUAL INCENTIVE PLAN COMPENSATION

Amounts reported in the Summary Compensation Table under Annual Incentive Plan reflect the amounts paid pursuant to the Short-Term Incentive Plan in respect of FY2012. The amount of each NEOs’ award is 75% based on the officer’s award percentage, as determined by CAE’s attaining, or not, financial targets based on EPS, book to sales and ROCE targets, multiplied by the officer’s salary and 25% based on individual performance objectives. See “Compensation Discussion and Analysis – Annual Short-Term Incentive Awards” for further details.

Incentive Plan Awards

The following tables provide information relating to each option-based award and all share-based awards to the NEOs granted in FY2012, outstanding as at March 31, 2012, as well as the value vested or earned during FY2012 in respect of such incentive plan awards.

EQUITY-BASED AWARDS GRANTED IN FY2012

NAME	AWARD TYPE	AWARD DATE	SECURITIES, NUMBER UNITS OF OR PAYOUT OR DATE EXPIRATION SHARE OF PRICE GRANT ON4 DATE			VESTING PERFORMANCE CONDITION OR
OTHER RIGHTS

M. Parent	RSU[1]	24/05/2011	64,130	24/05/2014	12.64	Note 1
	LTU[2]	-	Nil	-		-
	Stock Option[3]	-	Nil	-		-
S. Lefebvre	RSU[1]	24/05/2011	14,700	24/05/2014	12.64	Note 1
	LTU[2]	24/05/2011	7,350	Termination	12.64	Note 2
	Stock Option[3]	24/05/2011	40,800	24/05/2018	12.64	Note 3
A. Raquepas[5]	RSU[1]	24/05/2011	Nil	24/05/2014	12.64	Note 1
	LTU[2]	24/05/2011	Nil	Termination	12.64	Note 2
	Stock Option[3]	24/05/2011	Nil	24/05/2018	12.64	Note 3
J. Roberts	RSU[1]	24/05/2011	31,810	24/05/2014	12.64	Note 1
	LTU[2]	24/05/2011	15,910	Termination	12.64	Note 2
	Stock Option[3]	24/05/2011	88,300	24/05/2018	12.64	Note 3

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

NAME	AWARD TYPE	AWARD DATE	SECURITIES, NUMBER UNITS OF OR	PAYOUT OR DATE EXPIRATION	SHARE OF PRICE GRANT ON4 DATE	VESTING PERFORMANCE CONDITION OR
OTHER RIGHTS

M. Gagné	RSU[1]	24/05/2011	24,590	24/05/2014	12.64	Note 1
	LTU[2]	24/05/2011	12,290	Termination	12.64	Note 2
	Stock Option[3]	24/05/2011	68,300	24/05/2018	12.64	Note 3
N. Leontidis	RSU[1]	24/05/2011	15,650	24/05/2014	12.64	Note 1
	LTU[2]	24/05/2011	7,830	Termination	12.64	Note 2
	Stock Option[3]	24/05/2011	43,500	24/05/2018	12.64	Note 3
						th

1

Awards of restricted share units under the performance-based 2012 RSUP (see Compensation Discussion & Analysis section for details). Under this plan, 1/6 of the granted units may vest, in May 2012, May 2013 and May 2014 respectively and 1/2 of the granted units may vest in May 2014, subject to CAE’s Total Shareholder Return vs. the Total Shareholder Return of the S&P ADI (“TSR Relative Performance”) for the one-year or three-year period, as applicable.

Depending on the TSR Relative Performance, the target rate of granted units will be multiplied by 0% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. Vested RSUs will be paid based on the average share price for the 20 trading days preceding the final vesting date of the grant.

2

Awards of deferred share units under the FY2005 LTUP (see Compensation Discussion & Analysis section for details). Under this plan, vested units will be paid out following the termination of employment of the executive based on the Common Share price on that date. Units vest over five years’ time; accelerated vesting happens in limited circumstances (long-term disability, retirement, take over bid or death). Dividend equivalents are paid on FY2004 and FY2005 LTUs, in the form of incremental units.

3

Awards of stock options under the Employee Stock Option Plan (see Compensation Discussion & Analysis section for details). Under this plan options were granted with an exercise price equal to the weighted average price per Common Share on the TSX on the five trading days immediately preceding the grant date. At each of the first four anniversaries of the grant, 25% of the award vests and becomes exercisable.

4	The share price on grant date is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the award.
5	Mr. Raquepas left CAE on May 26, 2011 and was not granted any equity-based awards in FY2012.

OUTSTANDING SHARE-BASED AWARDS AND OPTION-BASED AWARDS
			OPTION-BASED AWARDS			SHARE-BASED AWARDS

NAME	SECURITIES NUMBER OF	OPTION EXERCISE PRICE[1]	EXPIRATION OPTION DATE		UNEXERCISED VALUE OF IN-	SHARES NUMBER OR UNITS OF	PAYOUT MARKET VALUE OR OF	PAYOUT MARKET VALUE OR OF

	UNEXERCISED UNDERLYING OPTIONS			THE	-MONEY OPTIONS[2]	HAVE OF SHARES NOT VESTED THAT3	HAVE AWARDS SHARE-BASED NOT VESTED THAT4	AWARDS SHARE-BASED NOT OUT PAID OR
								DISTRIBUTED
	#	$			$	#	$	$
M. Parent	1,465,400	7.60	11/08/2015		3,854,002
	189,600	7.29	18/05/2015		557,424
	117,800	13.18	19/05/2014		–
	96,640	14.10	03/06/2013		–
	Total				4,411,426	171,510	1,754,548	2,488,497
S. Lefebvre	40,800	12.65	24/05/2018		–
	12,000	9.55	17/05/2016		8,160
	14,200	7.29	18/05/2015		41,748
	10,800	13.18	19/05/2014		–
	8,740	14.10	03/06/2013		–
	Total				49,908	30,091	307,828	239,855
A. Raquepas[5]					Nil

	Total					Nil	Nil	Nil
J. Roberts	88,300	12.65	24/05/2018		–
	128,300	9.55	17/05/2016		87,244
	155,800	7.29	18/05/2015		458,052
	117,800	13.18	19/05/2014		–
	96,640	14.10	03/06/2013		–
	Total				545,296	155,076	1,586,431	2,938,315

CAE INC. | 2012 | MANAGEMENT PROXY CIRCULAR 40

				COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

				OPTION-BASED AWARDS			SHARE-BASED AWARDS
NAME		SECURITIES NUMBER OF	OPTION EXERCISE PRICE[1]	EXPIRATION OPTION DATE		UNEXERCISED VALUE OF IN-	SHARES NUMBER OR UNITS OF	PAYOUT MARKET VALUE OR OF	PAYOUT MARKET VALUE OR OF

		UNEXERCISED UNDERLYING OPTIONS			THE	-MONEY OPTIONS[2]	HAVE OF SHARES NOT VESTED THAT3	HAVE AWARDS SHARE-BASED NOT VESTED THAT4	AWARDS SHARE-BASED NOT OUT PAID OR
									DISTRIBUTED
		#	$			$	#	$	$
M. Gagné		68,300	12.65	24/05/2018		–
		79,725	9.55	17/05/2016		54,213
		48,750	7.29	18/05/2015		143,325
		40,300	13.18	19/05/2014		–
		31,300	14.10	03/06/2013		–
	Total					197,538	110,804	1,133,528	1,490,841
N. Leontidis		43,500	12.65	24/05/2018		–
		50,100	9.55	17/05/2016		34,068
		51,200	7.29	18/05/2015		150,528
		38,700	13.18	19/05/2014		–
		31,900	14.10	03/06/2013		–
	Total					184,596	61,766	631,868	1,526,340

1.	Pursuant to the terms of the plan, options under the ESOP granted before FY2009 were granted with an exercise price equal to the closing market price per
Share on the TSX, in each case on the trading day immediately preceding the grant date and options under the ESOP granted since FY2009, were with an exercise price equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the day which the options are granted.
2.	Options are in-the-money if the market value of the Common Shares covered by the options is greater than the option exercise price. The value shown is equal the excess, if any, of the Common Share closing price on March 31, 2012 ($10.23) over the option’s exercise price. The actual value realized will be based the actual in-the-money value upon exercise of the options, if any. The options vest at 25% per year commencing one year after the date of grant.
3.	Represents the aggregate number of units that have not met all performance or employment conditions for payment.
4.	Payout value is established based on a Common Share closing price on March 31, 2012 ($10.23) for LTUs and based on values of $10.23 for RSU grants
May 2013 and May 2014. RSUs that might have vested in May 2012 are excluded from this table as they did not meet the performance measures and not paid out.
5.	As part of severance agreement entered into with Mr. Raquepas on May 26, 2011, CAE allowed the vesting of all equity-based awards to continue until May
2012. The value of the options, LTUs and RSUs that became vested in FY2012 and before May 27, 2011 are reported in the table ‘‘Incentive Plan Awards
Value Vested or Earned during the Year’’. The vesting date value of the options, LTUs and RSUs that will have become vested after May 26, 2011 and up to
26, 2012, and that would not have otherwise vested, is included in the termination benefit reported in the Summary Compensation Table under the column other compensation’’.

INCENTIVE PLAN AWARDS – VALUE VESTED OR EARNED DURING THE YEAR

The following table shows the value that was vested or earned by Named Executive Officers during FY2012 in respect of incentive plans.

NAME	OPTION-BASED AWARDS –	SHARE-BASED AWARDS –	NON-EQUITY INCENTIVE
	VALUE VESTED DURING THE YEAR[1]	VALUE VESTED DURING THE YEAR[2]	PLAN COMPENSATION –
			VALUE EARNED DURING THE YEAR[3]
	$	$	$
M. Parent	1,389,966	1,202,972	900,900
S. Lefebvre	27,946	105,106	210,600
A. Raquepas	196,736	269,243	0
J. Roberts	303,966	1,088,744	418,496
M. Gagné	210,705	644,870	296,244
N. Leontidis	106,142	373,628	209,633

1

This represents the value of potential gains from options that vested during FY2012. These generally include the portion of the options that were awarded in the last four fiscal years that vested in the year. The potential gains are calculated as the excess, if any, of the closing price of Common Shares on each of the option vesting dates in FY2012 over the exercise price. The actual value realized, if any, will differ and will be based on the Common Share price on the actual exercise date.

2

The value of share units that vested during FY2012 is calculated based on the closing price of Common Shares on each of the Long-Term Incentive Deferred Share Units Plan vesting dates and on March 31, 2012, the date of the performance result, for RSUs. These generally include the portion of units under the Long-Term Incentive Deferred Share Units Plan – FY2005 that were awarded in the last five fiscal years that vested in the year for which payment is deferred to the termination of employment and the portion of RSUs that will have vested on May 19 as the performance criteria was met.

3	The incentive award earned in respect of FY2012 was paid out in the first quarter of FY2013 under the Annual Short-Term Incentive Plan.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pension Arrangements

The NEOs and key executives are members of the Designated Pension Plan and the Supplementary Pension Plan. The Designated Pension Plan is a defined benefit plan to which only CAE contributes. The amounts payable under these arrangements are based on “average annual earnings” which are calculated on the basis of the 60 highest-paid consecutive months of base salary and short-term incentives.

     The Supplementary Pension Plan provides a pension benefit upon normal retirement at age 65 so that the total pensions payable under CAE’s pension arrangements will result in an annual pension equal to 2% of average annual earnings (being the five-year top average salary and actual short-term incentive compensation for non-CEO NEOs for each year of pensionable service, assuming no limitation on the amount paid from a registered pension plan imposed by Canadian tax legislation). The CEO’s short-term incentive compensation used for the purpose of determining his average annual earnings is the target bonus. His maximum annual pension benefit is limited to one million fifty thousand dollars. Executives may retire from the company from age 60 with full pension entitlement. The benefits listed in the table are not subject to deduction for social security or other offset amounts such as Canada Pension Plan or Québec Pension Plan amounts.

     Pensions payable under the Supplementary Pension Plan are paid directly by CAE. CAE is obligated to fund or provide security to ensure payments under the Supplementary Pension Plan upon retirement of the executive. CAE has elected to provide security by obtaining for retired executives letters of credit for a trust fund established for those executives who have retired. CAE has secured the NEO’s and certain key executives’ pension benefits by a letter of credit for a trust fund established for the executive.

     CAE does not generally grant extra years of credited service under its pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon the compliance with a non-competition and non-solicitation clause.

DEFINED BENEFIT PLANS TABLE

The following table sets forth the credited years of pensionable service and the present value of the NEOs’ accumulated benefits as at March 31, 2012 under the Designated Pension Plan and the Supplementary Pension Plan in connection with retirement.

		ANNUAL BENEFITS PAYABLE

NAME	NUMBER CREDITED OF SERVICE YEARS	AT MARCH 31, 2011	AT AGE 65	START OBLIGATION ACCRUED OF YEAR AT	COMPENSATORY CHANGE[1]	COMPENSATORY CHANGE NON- 2	OBLIGATION YEAR ACCRUED END AT3
	#	$	$	$	$	$	$
M. Parent[4]	7.17	190,100	656,000	2,232,000	431,000	815,000	3,478,000
S. Lefebvre	7.00	50,600	273,000	454,000	168,000	245,000	867,000
A. Raquepas[5]	10.67	170,000	170,000	1,257,000	208,000	(70,000)	1,395,000
J. Roberts	8.92	173,800	370,000	1,317,000	175,000	449,000	1,941,000
M. Gagné	11.08	146,100	272,000	1,452,000	217,000	310,000	1,979,000
N. Leontidis	12.00	133,000	271,000	1,088,000	121,000	381,000	1,590,000

1

The change in benefit obligation that is compensatory includes the service cost and the increase in earnings in excess or below what was assumed. The service cost is the estimated value of the benefits accrued during the calendar year.

2

The change in benefit obligation that is not compensatory includes interest cost, change in assumptions and gains and losses other than for a difference in earnings and the increase in the discount rate used to value the pension plans which decreased the accrued obligation.

3

The present values of the accumulated benefits reported in the above table are calculated in accordance with the assumptions used for financial reporting purposes. See Note 15 to CAE’s consolidated financial statements for the fiscal year ended March 31, 2012. The total present value of accumulated benefits in our financial statements is calculated in accordance with Canadian GAAP.

4

CAE has agreed with Mr. Parent to hold him harmless from the loss of certain pension entitlements with his former employer. This obligation decreases correlatively with the increase in Mr. Parent’s pension entitlement with CAE, and is expected to cease in several years.

5	An amount of $239,100 is reflected in the compensatory change for M. Raquepas due to two additional years of service credited in the SERP at the time of his departure in May 2011.

For additional information about the Designated Pension Plan and the Supplementary Pension Plan, see “Compensation Discussion and Analysis – Termination and Change of Control Benefits”.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Termination and Change of Control Benefits

PAYMENT ENTITLEMENTS UPON TERMINATION

The various compensation plans applicable to the NEOs also contain different provisions that apply upon termination of employment or change of control of CAE. CAE does not have a formal policy for providing severance payment in the case of termination of employment but may provide severance payments and benefits as required by law.

     CAE is a party to agreements with eight executive officers, including the NEOs, pursuant to which such executives are entitled to termination of employment benefits following a change of control of CAE where the executive’s employment is expressly or implied (constructive dismissal) terminated without cause within two years following the change of control. In such event, the executive is entitled to 24 months of annual compensation (salary, short-term incentive plan, bonus and benefits, payable as a lump sum), payment for long-term incentive deferred share units, the immediate vesting of supplementary credited service for the purposes of any pension or retirement income plans, vesting of all options which vest within two years from the date of the termination or resignation of the executive and extension of the exercise period for the options to permit the executive to exercise such options within the 24 months from the date of termination or resignation.

     A change of control for the above purposes is defined to include any event as a result of or following which any person beneficially owns or exercises control or direction over voting securities carrying 35% or more of the votes attached to all outstanding voting securities of CAE; certain events which result in a change in the majority of the Board of Directors; and a sale of assets to an unaffiliated party at a price greater than or equal to 50% of CAE’s market capitalization.

     The following is a summary of compensation that NEOs are entitled to receive upon the occurrence of specific events of termination.

COMPENSATION	RESIGNATION	INVOLUNTARY	RETIREMENT	CHANGE OF CONTROL[1]	TERMINATION
PROGRAMS		TERMINATION			FOR CAUSE

Annual Short-Term	Forfeit	Partial payment based on	Partial payment based on	Two times the greater of	Forfeit
Incentive		performance	performance	average three-year bonus or
target bonus
Stock Options	30 days to exercise 30 days to exercise vested		Exercise	All options become vested	30 days to
Vesting of 25% on each	vested options	options	vested options up to expiry		exercise vested
anniversary			date; vested		options
optionscontinue to vest
and must be exercised
within 30 days following
vesting date
Restricted Share Units	All units are	Pro-rated units based on	All units will be paid out	All units become vested and	All units are
prior to 05/2010	forfeited	number of years worked will as scheduled subject to		payable at the closing price on	forfeited
Vesting of 100% at the		be paidout as scheduled	performance criteria	the change of control date
end of three years		subject to performance
criteria
Restricted Share Units	All units are	Vested units will be paid	All units will be paid out	Unvested units vest at the	All units are
from 05/2010	forfeited	out within 20 days	as scheduled subject to	greater of 100% and the	forfeited
Vesting of 1/6th on each			performance criteria	multiple resulting from the TSR
anniversary and ½ at the				Relative Performance as of the
end of three years				change of control date; all
vested units become payable at
the closing price on such date
Deferred Share Units	All units are	Vested units are paid out	All units become vested	All units become vested	All units are
Grants prior to 04/2004	forfeited				forfeited
Vesting of 25% on each
anniversary
Deferred Share Units	Vested units are	Vested units are paid out	All units become vested	All units become vested	Vested units are
Grants from 04/2004	paid out				paid out
Vesting of 20% on each
anniversary
Supplemental Pension	–	–	–	Immediate vesting and two	–
Plan				years of additional service in
case of termination[2]

Severance payments	–	Severance amount[3] in case	–	Severance amount[4] in case of	–
		of termination[2]		termination[2]

1

Change of control is defined in the Change of Control Agreements between CAE and each Named Executive Officer. A change of control may be triggered by a number of events, notably an acquisition by a person of 20% of CAE’s voting rights which is accompanied by a change in the composition of the Board, an acquisition by a person of 35% of CAE’s voting rights or an acquisition of shares representing half the equity of CAE. Compensation programs have various

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

definitions of change of control events with different impacts on compensation. The provisions illustrated in the above table are for specific events that would provide the maximum benefits to the executives.

2

Pursuant to the Change of Control Agreements between CAE and each Named Executive Officer, following a change of control, termination is defined as an involuntary termination that occurs within the first two years following the change of control.

3

In the event of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent’s severance entitlement on termination of employment other than for cause is two years’ salary plus target bonus, benefits and expenses. Mr. Parent would also be entitled to two year’s service credited to the Supplemental Pension Plan. The severance amount is undetermined for other NEOs.

4

The severance amount is equal to two times the sum of base salary, target bonus (or actual bonus averaged over the last three years, if greater), and the sum of the value of insurance benefits and perquisites provided to the executive.

AMOUNTS PAYABLE TO NEOS UPON SPECIFIED TERMINATION EVENTS

The following table sets forth estimates of the amounts payable to each of our NEOs upon specified events, assuming that each such event took place on March 31, 2012. The table does not quantify benefits under plans that are generally available to salaried employees and do not discriminate in favour of executive officers, including the Retirement Plan For Employees of CAE Inc. and Associated Companies, the ordinary DSU plan and the Employee Stock Purchase Plan. In addition, the table does not include the value of outstanding equity awards that have previously vested, such as stock options, which are set forth above in “Executive Compensation – Incentive Plan Awards”. For descriptions of the compensation plans and agreements that provide for the incrementals payments set forth in the following table, including our change in control agreements, see

“Compensation Discussion and Analysis – Elements of Compensation – Termination and Change of Control Benefits”.

	M. Parent	S. Lefebvre	J. Roberts	M. Gagné	N. Leontidis
	$	$	$	$	$
Involuntary Termination
Salary/Severance[1]	3,173,401	Undetermined[1]	Undetermined[1]	Undetermined[1]	Undetermined[1]
LTUs	0	0	0	-0	0
RSUs[2]	0	0	0	0	0
Options	0	0	0	0	0
Supplemental Plan	389,000	0	0	0	0
Total	3,562,401	0	0	0	0
Retirement	Non-Eligible	Non-Eligible	Non-Eligible		Non-Eligible
LTUs[3]				688,233
RSUs				-
Options				-
Supplemental Plan				-
Total				688,233
Termination Following
Change in Control
Salary/Severance	3,499,002	1,213,058	1,884,496	1,568,834	1,158,127
LTUs[4]	586,545	155,981	1,030,686	688,233	387,382
RSUs[5]	1,168,003	151,847	555,745	445,295	244,487
Options[6]	4,411,426	49,908	545,296	197,538	184,596
Supplemental Plan[7]	389,000	78,000	292,000	396,000	158,000
Total	10,053,976	1,648,794	4,308,223	3,295,900	2,132,592

1.

In the event of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent’s severance entitlement on termination of employment other than for cause is two years’ salary plus target bonus, benefits and expenses. Mr. Parent would also be entitled to two years’ service credited to the Supplemental Pension Plan.

2.

In the event of involuntary termination, termination of employment is deemed to have taken place on March 31, 2012. The RSU grants payable in May 2013 would be pro-rated for the number of full years worked from the grant date to the termination date and paid only if the performance criteria are met. As the payment is not accelerated and continues to be subject to performance conditions, as for all other participants, involuntary termination does not give rise to any incremental benefit and no value is presented herein.

3.

The LTU value has been calculated by multiplying the number of units that will vest after the retirement date, assuming retirement as of March 31, 2012, and which will be redeemable within the year following the year the executive left for retirement. Value was calculated at $10.23 which represents the closing price of CAE Common Shares on March 31, 2012.

4.

The LTU value has been calculated by multiplying the number of units that would have vested upon a change of control as of March 31, 2012, and which will be redeemable within the year following the year the executive’s employment is terminated. The value was calculated at $10.23, the closing price of CAE

Common Shares on March 31, 2012. Note that actual value will differ.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

5.

RSU value has been established by multiplying the number of units that would have vested upon a change of control as of March 31, 2012 by the March 31, 2012 closing price of CAE Common Shares of $10.23. Based on the Change of Control policy, since the TSR Relative Performance on March 31, 2012 was of 56%, 100% of the unvested units awarded in May 2010 and 100% of the unvested units awarded in May 2011 would have become vested on such date. Note that actual value will differ.

6.

Options’ value has been calculated by multiplying the number of options that would have vestedupon a change of control as of March 31, 2012 by the March 31, 2012 closing price of CAE Common Shares of $10.23, less the applicable option exercise price. Note that actual value will differ.

7.

The Supplementary Pension Plan benefits set forth for each NEO reflect the incremental value of benefits for each termination event that exceeds the present value of benefits set forth in the “Pension Benefits” tables above. While only Mr. Gagné is eligible for retirement, it was assumed for this purpose that each NEO will retire at the age of 60.

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OTHER IMPORTANT INFORMATION

The management of CAE is aware of no business to be presented for action by the shareholders at the Meeting other than that mentioned herein or in the Notice of Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person (including any Director or executive officer) of CAE, any proposed Director of CAE, or any associate or affiliate of any informed person or proposed Director, had any material interest, direct or indirect, in any transaction since the commencement of CAE’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect CAE or any of its subsidiaries.

INDEBTNESS OF DIRECTORS AND EXECUTIVE OFFICERS

CAE does not offer its Directors or executive officers loans. CAE and its subsidiaries have not given any guarantee, support agreement, letter of credit or similar arrangement or understanding to any other entity in connection with indebtedness of CAE’s Directors or executive officers.

SHAREHOLDER PROPOSALS

To propose any matter for a vote by the shareholders at an annual meeting of CAE, a shareholder must send a proposal to the Vice President, Legal, General Counsel and Corporate Secretary at CAE’s office at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 at least 90 days before the anniversary date of the notice for the previous year’s annual meeting. Proposals for CAE’s 2013 annual meeting must be received no later than March 18, 2013. CAE may omit any proposal from its proxy circular and annual meeting for a number of reasons under applicable Canadian corporate law, including receipt of the proposal by CAE subsequent to the deadline noted above.

REQUEST ADDITIONAL INFORMATION

CAE shall provide to any person or company, upon written request to the Vice President, Legal, General Counsel and Corporate Secretary of CAE at CAE Inc., 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, telephone number 514-734-5779 and facsimile number 514-340-5530:

1. one copy of the latest Annual Information Form of CAE together with one copy of any document or the pertinent pages of any document incorporated by reference therein;

2. one copy of the 2012 Annual Report containing comparative financial statements of CAE for FY2012, together with the Auditors’ Report thereon and Management’s Discussion and Analysis; and

3. one copy of this Circular.

All such documents may also be accessed on CAE’s web site (www.cae.com). Additional financial information is provided in CAE’s comparative financial statements and Management’s Discussion and Analysis, or on SEDAR at www.sedar.com for the most recently completed financial year.

The contents and the mailing of this Circular have been approved by the Board of Directors of CAE.

Hartland J. A. Paterson (signed)
Vice President, Legal,
General Counsel and Corporate Secretary

Montréal, Québec
June 14, 2012

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

As a Canadian reporting issuer with Common Shares listed on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE), CAE’s corporate governance practices are required to meet applicable rules adopted by the Canadian Securities Administrators (CSA) and of the United States Securities and Exchange Commission (SEC), as well as provisions of the rules of the NYSE and of the Sarbanes-Oxley Act of 2002 (SOX). The Board and its Corporate Governance Committee continue to monitor governance practices in Canada and the United States, and to implement changes to CAE’s governance policies and practices as necessary to comply with any new rules issued by the CSA and other applicable regulatory authorities.

     Most of the NYSE’s corporate governance listing standards are not mandatory for CAE as a non-U.S. company, but CAE is required to disclose the significant differences between its corporate governance practices and the requirements applicable to United States companies listed on the NYSE. Except as summarized on CAE’s web site (www.cae.com), CAE is in compliance with the NYSE requirements in all significant respects. CAE also complies with those provisions of SOX and the rules adopted by the SEC pursuant to that Act that are currently applicable to CAE.

     CAE has for over 60 years maintained high standards of corporate governance. The Board believes that good corporate governance practices can contribute to the creation and preservation of shareholder value. The Governance Committee of the Board of Directors and CAE management continue to closely monitor all regulatory developments in corporate governance and will take appropriate action in response to any new standards that are established.

     The Board of Directors of CAE has determined that it is comprised of independent Directors, except for the CEO, as defined under the listing requirements of the NYSE and as described herein pursuant to the CSA rules, and taking into account all relevant facts and circumstances. The Board of Directors has a non-executive Chairman. With the exception of the Executive Committee of the Board, the CEO does not sit on Board Committees, and all Committees are composed of independent Directors only.

     Directors are informed of the business of CAE through, among other things, regular reports from the CEO, and reviewing materials provided to them for their information and review for participation in meetings of the Board of Directors and its Committees.

- The Committees of the Board of Directors of CAE are:

- the Audit Committee (which held four meetings in FY2012; 91% aggregate Director attendance);

- the Executive Committee (no meetings were held in FY2012);

- the Corporate Governance Committee (which held four meetings in FY2012; 91% aggregate Director attendance); and

- the HR Committee (which held four meetings in FY2012; 100% aggregate Director attendance).

During FY2012, the Board of Directors held ten meetings (93% aggregate Director attendance).

     Documents and information that are stated in this appendix to be available on CAE’s web site can be found at www.cae.com/en/investors/corporate.governance. In addition, any information located on the web site is also available in print to any shareholder upon request to the Corporate Secretary’s Department at the address set out in this Circular.

The Board of Directors

The Board of Directors of CAE is responsible for choosing CAE’s Chief Executive Officer and for supervising the management of the business and affairs of CAE, and its Committees have adopted mandates describing their responsibilities. The Board reviews, discusses and approves various matters related to CAE’s strategic direction, business and operations, and organizational structure, including the approval of acquisitions, dispositions, investments, and financings that exceed certain prescribed limits.

     The duties of the Board of Directors include a strategic planning process. This involves the annual review of a multi-year strategic business plan that identifies business opportunities in the context of the business environment and related corporate objectives, the approval of annual operating budgets and the examination of risks associated with CAE’s business.

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     The Board of Directors oversees the identification of the principal risks of the business of CAE and the implementation by management of appropriate systems and controls to manage such risks. The Audit Committee reviews the adequacy of the processes for identifying and managing financial risk.

     In addition to fulfilling all statutory requirements, the Board of Directors oversees and reviews: (i) the strategic and operating plans and financial budgets and the performance against these objectives; (ii) the principal risks and the adequacy of the systems and procedures to manage these risks; (iii) the compensation and benefit policies; (iv) management development and succession planning; (v) business development initiatives; (vi) the communications policies and activities, including shareholder communications; (vii) the integrity of internal controls and management information systems; (viii) the monitoring of the corporate governance system; and (ix) the performance of the CEO. The Board acts in a supervisory role and expects management to be responsible for the day-to-day operations of CAE and to implement the approved corporate objectives and strategic business plan within the context of authorized budgets, specific delegations of authority for various matters, and corporate policies and procedures. Management is expected to report regularly to the Board of Directors in a comprehensive, accurate and timely manner on the business and affairs of CAE. Any responsibility that is not delegated to senior management or to a Committee of the Board remains with the Board of Directors. The Board regularly receives and considers reports and recommendations from its Committees and, where required, from outside advisors.

     Directors are expected to attend all Board and Committee meetings in person, although attendance by telephone is permissible in appropriate circumstances. Directors are also expected to prepare thoroughly in advance of each meeting in order to actively participate in the deliberations and decisions.

Composition and Independence of the Board

The Board has determined that 13 of the 14 nominees for election as Directors of CAE are independent within the meaning of National Instrument 58-101 – Disclosure of Corporate Governance Practices, National Policy 58-201 – Corporate Governance Guidelines and the NYSE governance rules; Mr. Parent (as CAE’s CEO) is not considered to be independent within that meaning. The Governance Committee does not believe that interlocking board membership of two CAE Directors (Mr. Manley and Ms. Stevenson are both directors of Canadian Imperial Bank of Commerce) impacts the ability of those Directors to act in the best interests of CAE.

Independent Directors' Meetings

The independent Directors met separately at each of the six regularly scheduled meeting of the Board of Directors during FY2011 and at each meeting of the HR Committee and Audit Committee. At the Board meetings, the independent Directors’ meetings are chaired by the non-executive Chairman; at Committee meetings, by the Chairman of that Committee. The Board has access to information independent of management through the external and internal auditors. The Board believes that sufficient processes are in place to enable it to function independently of management.

INDEPENDENT CHAIR

Mr. L. R. Wilson, the current non-executive Chairman of the Board, is responsible for ensuring that the Board of Directors discharges its responsibilities independently of management. Correspondence to the independent Directors may be sent to the attention of Mr. L. R. Wilson, at CAE’s address listed in this Circular.

The Board and its Committees are also able to retain and meet with external advisors and consultants.

BOARD SIZE

The Board of Directors is of the view that its size (14 members) is conducive to efficient decision-making.

BOARD MANDATE

The Board, either directly or through its Committees, is responsible for the supervision of management of the business and affairs of CAE with the objective of enhancing CAE’s value.

     The Board Mandate, the text of which can be found in Appendix B of this Circular, sets out the responsibilities to be discharged by the Board.

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Position Descriptions

The position descriptions for the Chairman and the Committee Chairs are available on CAE’s web site (www.cae.com).

     The Committee Chair position description sets out the responsibilities and duties of the Chair of each Committee in guiding the Committee in the fulfillment of its duties.

     The position description for the President and Chief Executive Officer is developed with input from the CEO, and is approved by the Governance Committee and the Board of Directors. The description provides that the CEO is responsible for defining, communicating and implementing the strategic direction, goals and core values of CAE with a view to maximizing CAE’s value. It also provides that the CEO is accountable to the Board for, amongst other things, formulating and executing business strategies, overseeing CAE’s corporate governance structure and framework, building and maintaining a network of strategic relationships with business leaders, governmental officials and investors, developing and implementing a human resource strategy which develops leadership capabilities, and creating an organizational structure and culture that optimize and sustain high levels of performance.

     In addition, the HR Committee reviews corporate goals and objectives that the CEO is responsible for meeting each year, which are ultimately approved by the Board. The HR Committee also conducts an annual assessment of the CEO’s performance in relation to those objectives and reports the results of the assessment to the Board.

Orientation and Continuing Education

The Governance Committee is responsible for overseeing and making recommendations to the Board regarding the orientation of new Directors and to establish procedures for, and approve and ensure an appropriate orientation program for new Directors. New Directors meet with CAE executive officers, including the CEO and CFO, to discuss CAE's expectations of its Directors and to discuss CAE business and strategic plans. New Directors also review CAE's current business plan, detailed agendas and materials of previous Board meetings. New Directors of CAE receive a comprehensive reference manual containing all key corporate and Board policies, including the Code of Business Conduct and other relevant materials and executive briefing sessions. All directors have regular access to senior management to discuss Board presentations and other matters of interest. CAE management and the Governance Committee keep all Directors aware of major developments in corporate governance, important trends and new legal or regulatory requirements. The Board also receives presentations from senior management on CAE’s performance and issues relevant to the business of CAE, the industry and the competitive environment in which it operates.

     Although the Board has not adopted formal guidelines with respect to directors’ attendance at external continuing education programs, the Governance Committee is responsible for ensuring that CAE provides continuing education opportunities to existing directors. As such, the Governance Committee encourages CAE’s directors to attend conferences, seminars or courses whether they be industry-specific to CAE or whether relevant to fulfill their role as a director, the cost of which will be borne by CAE. In recognition of the rapidly changing technology and competitive environment and emerging markets in our business, the Board at regularly scheduled meetings requires management to provide an in-depth review of the business segments in which we operate, as well as our industry in general.

We have listed below samples of different training sessions attended by CAE’s Directors in the past year;

  Governance updates to the Governance Committee

  Legal updates on relevant compliance subjects

  Visits to Mining and Healthcare business centers

     Board members held one of the regularly-scheduled FY2011 Board meetings at a non-Canadian CAE location, and took that opportunity to meet the management of several CAE nearby business units as well as key civil and defense customers of CAE. This exercise is planned to recur every other year.

Compensation

The Governance Committee of the Board annually reviews the adequacy and form of compensation (cash or stock-based) received by Directors to ensure that the compensation received by the Directors is competitive and accurately reflects the risks and responsibilities involved in being an effective Director.

     As indicated above, the HR Committee reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the CEO, whose compensation arrangements are reviewed and approved by the Board of Directors based on recommendations from the HR Committee. The HR Committee is also responsible for the administration of CAE’s executive pension plans, the monitoring of CAE’s pension fund investments and for

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

management development and succession planning. The HR Committee consists of L. N. Stevenson (Chairman), B. E. Barents, Paul Gagné, J. P. Manley, P. J. Schoomaker and L. R. Wilson, all of whom are determined by the Board of Directors to be independent Directors.

Ethical Business Conduct

CAE has a Code of Business Conduct that governs the conduct of CAE’s officers, employees, contractors and consultants, as well as a Board Member’s Code of Conduct that governs the conduct of CAE’s Directors. The Code of Business Conduct and the Board Member’s Code of Conduct are available on CAE’s web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE. See also “Committees – Governance Committee”. CAE uses Ethicspoint, a third-party whistleblower reporting service, to facilitate reporting of breaches of the Code of Business Conduct and any other misconduct. Apart from any individual reports, the Board or Audit Committee may receive from management or the whistleblower service, the Governance Committee receives an annual report from management on CAE’s management’s compliance with the Code of Business Conduct.

Committees

Each of the Committees of the Board of Directors is currently composed entirely of independent Directors, except the Executive Committee (two of the three members of which are independent Directors).

EXECUTIVE COMMITTEE

During the interval between meetings of the Board of Directors, the Executive Committee may, subject to any limitations which the Board of Directors may from time to time impose and limitations provided by statute and CAE’s by-laws, exercise all of the powers of the Board in the management and direction of the operations of CAE. The members of the Executive Committee are M. Parent, J.F. Hankinson and L. R. Wilson (Chairman).

     Current mandates for each of the Committees as well as CAE’s Corporate Governance Guidelines are available on CAE’s web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee (“Governance Committee”) is responsible for reviewing the effectiveness of the Board and CAE’s corporate governance system. As part of this broad mandate, duties of the Governance Committee include: (i) reviewing with the Chairman of the Board on an annual basis the performance of the Board of Directors and its Committees; (ii) monitoring conflicts of interest, real or perceived, of both the Board of Directors and management and monitoring that

CAE’s Code of Business Conduct is implemented throughout CAE; (iii) reviewing methods and processes by which the Board of Directors fulfills its duties, including the number and content of meetings and the annual schedule of issues for the consideration of the Board of Directors and its Committees; (iv) reviewing the size and composition of the Board of Directors; (v) establishing selection criteria for Board members; (vi) evaluating the contribution of the Directors, and recommending annually to the Board of Directors the slate of Directors (including new nominees) for shareholder approval; (vii) assessing the adequacy and form of compensation of Directors; and (viii) reviewing and approving CAE’s donation policy. The Governance Committee uses the following process to select and nominate Directors; it identifies desirable skill sets, industry experience, relationships and other attributes that would assist the Board of Directors in the conduct of its responsibilities and also further CAE’s interests. Although the company has no formal retirement policy for its Directors, the Governance Committee reviews with the Chairman, CEO and other Directors possible candidates, including the existing members of the Board of Directors, which may meet some or all of such attributes. The Chairman and other Directors may then approach potential candidates not already serving as Directors to determine their availability and interest in serving on CAE’s Board, and will interview those interested to determine their suitability for nomination. The potential nomination of any new Director is then reviewed with other members of the Board of Directors before a final determination to nominate them is made. The Governance Committee is responsible for reviewing, reporting and providing recommendations for improvement to the Board with respect to all aspects of corporate governance including the effectiveness of the Board and its Committees. This Committee is responsible for the Statement of Corporate Governance Practices included in this Circular. The Governance Committee monitors best practices among major North American companies to help ensure CAE continues to meet high standards of corporate governance.

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     The Governance Committee is also responsible for: providing the Board of Directors with an appropriate succession plan for Board members; providing an orientation program for new Board members; and monitoring compliance with the Board

Member’s Code of Conduct.

     The Governance Committee oversees a system that enables an individual Director to engage an outside advisor at the expense of CAE in appropriate circumstances. All Committees may engage outside advisors at the expense of CAE.

     The members of the Governance Committee of the Board are J.F. Hankinson (Chairman), H. G. Emerson, M. M. Fortier, E.R. Jayne, R. Lacroix, and L. R. Wilson, all of whom are independent Directors.

AUDIT COMMITTEE

The Audit Committee is responsible for the oversight of the reliability and integrity of accounting principles and practices, financial statements and other financial reporting, and disclosure practices followed by management. The Audit Committee has oversight responsibility for the establishment by management of an adequate system of internal controls and the maintenance of practices and processes to assure compliance with applicable laws.

     SEC rules require CAE to disclose annually whether its Board of Directors has determined that there is at least one “Audit Committee financial expert” on its Audit Committee, and if so, the name of the Audit Committee financial expert. The rules define an “Audit Committee financial expert” to be a person who has:

- an understanding of financial statements and, in the case of CAE, Canadian generally accepted accounting principles;

- the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

- experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by CAE’s financial statements, or experience actively supervising one or more persons engaged in such activities;

- an understanding of internal controls and procedures for financial reporting; and an understanding of Audit Committee functions.

One Audit Committee member, Mr. P. Gagné, has been determined by the Board to be an Audit Committee financial expert. In addition the Board, in its judgment, has determined that each other member of the Audit Committee is financially literate.

     The SEC rules also require that each member of Audit Committee be independent. In order to be considered independent for these purposes, a member may not, other than in his capacity as a member of the Audit Committee, the Board of Directors or any other Committee:

- accept any consulting, advisory or other compensatory fee from CAE or any subsidiary thereof; or

- be an affiliated person of CAE or any subsidiary thereof.

The Board has determined that all of the Audit Committee members are “independent” as defined by the SEC and

NI 58-101 and NP 58-201.

     The Audit Committee reviews, reports, and where appropriate, makes recommendations to the Board of Directors on: (i) the internal audit plan and the adequacy of the system of internal controls; (ii) the external audit plan, the terms of engagement and fees and the independence of the external auditors; (iii) the adequacy of the processes for identifying and managing financial risk; (iv) the integrity of the financial reporting process; and (v) material public financial documents of CAE, including the annual and interim consolidated financial statements, the interim Management’s Discussion and Analysis, the Annual Information Form and Management’s Discussion and Analysis contained in the annual report.

     The Audit Committee has oversight responsibility for the qualifications, independence and performance of the external auditors, any non-audit engagements given to the external auditors and the maintenance of practices and processes to assure compliance with applicable laws. The Audit Committee reviews the independence of the external auditors and confirms to the Board the independence of the external auditors in accordance with applicable regulations.

     The external auditors are accountable to the Audit Committee and to the Board as representatives of the shareholders. The Audit Committee meets regularly, without management present, with the internal auditors and external auditors to discuss and review specific issues as appropriate.

The Audit Committee consists of P. Gagné (Chairman), J. A. Craig, H. G. Emerson, J. P. Manley, and K. B. Stevenson.

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

HUMAN RESOURCES COMMITTEE

     The HR Committee reviews and approves the design and administration of all compensation and benefit plans and policies for the company other than in respect of the President and CEO, whose compensation arrangements are reviewed and approved by the Board of Directors based on recommendations from the HR Committee. In the execution of its mandate, the HR Committee works closely with such executives, employees and/or external independent consultants, as necessary to cover all compensation matters and with a view to balancing the interests of the shareholders with the company’s ability to attract, retain and appropriately reward its executives. The HR Committee is also responsible for the administration of the company’s executive pension plans, the monitoring of the company’s pension fund investments and for management development and succession planning. The HR Committee produces the compensation discussion and analysis report included as part of CAE’s annual management proxy circular.

     The Board has determined that all of the HR Committee members are “independent” as defined by the SEC and NI 58-101 and NP 58-201.

     The HR Committee consists of L. N. Stevenson (Chairman), B. E. Barents, Paul Gagné, J. P. Manley, P.J. Schoomaker and L. R. Wilson.

Assessment of Directors

The Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Directors.

     The Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the Committees and the contributions of the Directors. The Committee surveys Directors annually to provide feedback on the effectiveness of the Board and its Committees. The Governance Committee may then recommend changes based upon such feedback to enhance the performance of the Board and its Committees.

     The Governance Committee has an individual annual peer review process to evaluate the personal contribution of Directors on the Board of Directors.

Communication Policy

The disclosure policy and procedures of CAE are reviewed periodically by the Board of Directors. The objectives of the policy include continuing to ensure that communications of material information to investors are timely and accurate and are broadly disseminated in accordance with all applicable securities laws and stock exchange rules. CAE’s internal Disclosure Committee, comprised of the Chief Financial Officer, the General Counsel, the Vice President, Public Affairs and Global Communications and the Vice President, Investor Relations and Strategy, reviews all quarterly and annual Management Discussion & Analysis of CAE’s results as well as the interim and annual financial statements, the related press releases and other public disclosures by CAE. CAE has a Global Communications and an Investor Relations department that respond to investor inquiries. CAE’s transfer agent, Computershare Trust Company of Canada, has a toll-free number (1-800-564-6253) and web site (www.computershare.com) to assist shareholders. Shareholders may also send comments via e-mail to investor.relations@cae.com. In addition, CAE provides information on its business on CAE’s web site (www.cae.com) and its filing with the Canadian securities regulators and the SEC can be accessed at www.sedar.com and www.sec.gov/edgar respectively.

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APPENDIX B – BOARD OF DIRECTORS’ MANDATE

CAE Inc. Board of Directors’ Responsibilities

Management is responsible for the management of the Company. The Board is responsible for the stewardship of the Company and for monitoring the actions of, and providing overall guidance and direction to management. In fulfilling its mandate, the Board shall, among other things:

Mandate

The Board shall act in the best interest of the Company.

Committees

The Board will maintain an Audit Committee, a Human Resources Committee and a Corporate Governance Committee, each comprised entirely of independent Directors. The Board may also maintain an Executive Committee. The Board may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board's responsibilities that may be lawfully delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee. The independent Directors will periodically, as they see fit, hold meetings without management.

Strategy

The Board will maintain a strategic planning process and annually approve a strategic plan that takes into account, among other things, the opportunities and principal risks of the Company's business. The Board also supervises management in the implementation of appropriate risk management systems. Separately from the strategic plan, the Board also approves an annual budget for financial performance.

Corporate Governance

Corporate governance issues are the responsibility of the full Board. This includes the disclosure thereof in the Company's annual report and management proxy circular.

     The Board periodically reviews a Disclosure Policy for the Company that, inter alia, addresses how the Company shall interact with shareholders, analysts and the public and covers the accurate and timely communication of all important information. The Company communicates with its stakeholders through a number of channels including its web site, and they in turn can provide feedback to the Company in a number of ways, including e-mail.

     The Board, through its Audit Committee, monitors the integrity of the Company's internal controls and management information systems.

The Board, through its Governance Committee, regularly reviews reports on compliance with the Company’s Code of Business Conduct and ethical practices.

The Board periodically reviews Company policies with respect to decisions and other matters requiring Board approval.

Audit, Finance and Risk Management

The Board authorizes the Audit Committee to assist the Board in overseeing:

(i)	the integrity and quality of the Company's financial reporting and systems of internal control and risk management;
(ii)	the Company's compliance with legal and regulatory requirements;
(iii)	the qualifications and independence of the Company's external auditors; and
(iv)	the performance of the Company's internal accounting function and external auditors.

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APPENDIX B – BOARD OF DIRECTORS’ MANDATE

SUCCESSION PLANNING

The Board develops, upon recommendation of the Human Resources Committee, and monitors a succession plan for senior officers of the Company.

Oversight and Compensation of Management

The Board considers recommendations of the Human Resources Committee with respect to:

(i)	the appointment and compensation of senior officers of the Company at the level of Vice President and above;
(ii)	the compensation philosophy for the Company generally;
(iii)

the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase, deferred share unit, restricted share unit or other similar plans, in which officers are or may be eligible to participate, and;

(iv)	the Company's retirement policies and special cases.

The Board communicates to the CEO and periodically reviews the Board's expectations regarding management's performance and conduct of the affairs of the Company. The Board also periodically reviews the CEO’s position description and objectives and his performance against these objectives.

Environmental and Safety Matters

The Board approves Health & Safety and Environmental policies and procedures and reviews any material issues relating to environmental and safety matters and management's response thereto.

Directors’ Qualifications, Compensation, Education and Orientation

The Board, through the Corporate Governance Committee, develops a process to determine, in light of the opportunities and risks facing the Company, what competencies, skills and personal qualities are required for new Directors in order to add value to the Company while ensuring that the Board is constituted of a majority of individuals who are independent.

     The Board, through the Corporate Governance Committee, develops a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its Committees and the contributions that individual Directors are expected to make, and develops a program of continuing education if needed for Directors.

     The Board considers recommendations of the Corporate Governance Committee with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director of the Company.

Assessment of Board and Committee Effectiveness

The Board considers recommendations of the Corporate Governance Committee for the development and monitoring of processes for assessing the effectiveness of the Board, the Committees of the Board and the contribution of individual Directors, which assessments shall be made annually. These results are assessed by the Chairman of the Board and/or the Chairman of the Corporate Governance Committee and are reported to the full Board, which decides on actions deemed necessary, if any. The number of Directors permits the Board to operate in a prudent and efficient manner.

Pension Plans

The Board is responsible for overseeing the management of the Company’s pension plans and does this through its Human Resources Committee.

Outside Advisers

Directors may hire outside advisers at the Company’s expense, subject to the approval of the Chairman of the Board, and have access to the advice and services of the Company’s Secretary, who is also the Vice President, Legal and General Counsel.

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APPENDIX C – SUMMARY OF THE PRINCIPAL TERMS OF THE RIGHTS PLAN

This summary is qualified in its entirety by reference to the text of the Rights Plan which is available upon request from the Vice President, Legal, General Counsel and Corporate Secretary of CAE at CAE Inc., 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, telephone number 514-734-5779 and facsimile number 514-340-5530. The Rights Plan may also be accessed on CAE’s web site (www.cae.com), or on SEDAR at www.sedar.com. Capitalized terms used in this summary without express definition have the meanings ascribed thereto in the Rights Plan.

Issue of Rights

The Corporation issued one right (a “Right”) in respect of each common share outstanding at the close of business on

March 7, 1990 (the “Record Time”). The Corporation will issue Rights on the same basis for each common share issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time (both defined below).

Rights Certificates and Transferability

Before the Separation Time, the Right will be evidenced by certificates for the common shares which are not transferable separate from the common shares. From and after the Separation Time, the Rights will be evidenced by separate Rights Certificates which will be transferable separate from and independent of the common shares.

Exercise of Rights

Rights are not exercisable before the Separation Time. After the Separation Time and before the Expiration Time, each Right entitles the holder to acquire one common share for the Exercise Price of $100 (subject to certain anti-dilution adjustments). This Exercise Price is a price in excess of the estimated maximum value of the common shares during the term of the Rights Plan as determined by the Board of Directors.

     Upon the occurrence of a Flip-In Event (defined below) prior to the Expiration Time (defined below), each Right (other than any Right held by an “Acquiring Person”, which will become null and void as a result of such Flip-In Event) may be exercised to purchase that number of common shares which have an aggregate Market Price equal to twice the Exercise Price of the Rights for a price equal to the Exercise Price. Effectively, this means a shareholder of the Corporation (other than the Acquiring Person) can acquire additional common shares from treasury at half their Market Price.

Definition of “Acquiring Person”

Subject to certain exceptions, an Acquiring Person is a person who is the Beneficial Owner (defined below) of 20% or more of the outstanding common shares.

Definition of “Beneficial Ownership”

A person is a Beneficial Owner if such person or its affiliates or associates or any other person acting jointly or in concert:

1.	owns the securities in law or equity; and
2.	has the right to acquire (immediately or within 60 days) the securities upon the exercise of any convertible securities or pursuant to any agreement, arrangement or understanding.

However, a person is not a Beneficial Owner under the Rights Plan where:

1. the securities have been deposited or tendered pursuant to a take-over bid, unless those securities have been taken up or paid for;

2.	by reason of the holders of such securities having agreed to deposit or tender such securities to a take-over bid pursuant to a Permitted Lock-Up Agreement;
3.	such person (including a fund manager, trust company, pension fund administrator, trustee or non-discretionary client accounts of registered brokers or dealers) is engaged in the management of investment funds for others, as long as that person:
	a)	holds those common shares in the ordinary course of its business for the account of others; and

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APPENDIX C – SUMMARY OF THE PRINCIPAL TERMS OF THE RIGHTS PLAN

b) is not making a take-over bid or acting jointly or in concert with a person who is making a take-over bid; or

4. such person is a registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depository.

Definition of “Separation Time”

Separation Time occurs on the tenth business day after the earlier of:

1.	the first date of public announcement that a Flip-In Event has occurred;
2.	the date of the commencement or announcement of the intent of a person to commence a take-over bid (other than a Permitted Bid or Competing Bid) or such later date as determined by the Board; and
3.	the date on which a Permitted Bid or Competing Bid ceases to qualify as such or such later date as determined by the Board.

Definition of “Expiration Time”
Expiration Time occurs on the date being the earlier of:

1.	the time at which the right to exercise Rights is terminated under the terms of the Rights Plan; and
2.	the date immediately after the Corporation’s annual meeting of shareholders to be held in 2015.

Definition of a “Flip-In Event”

A Flip-In Event occurs when a person becomes an Acquiring Person.

     Upon the occurrence of a Flip-In Event, any Rights that are beneficially owned by an Acquiring Person or any of its related parties to whom the Acquiring Person has transferred its Rights will become null and void as a result of which the Acquiring Person’s investment in the Corporation will be greatly diluted if a substantial portion of the Rights are exercised after a Flip-In Event occurs.

Definition of “Permitted Bid”

A Permitted Bid is a take-over bid made by a person (the “Offeror”) pursuant to a take-over bid circular that complies with the following conditions:

1. the bid is made to all registered holders of common shares (other than common shares held by the Offeror) on identical terms and conditions;
2. the Offeror agrees that no common shares will be taken up or paid for under the bid for 60 days following the commencement of the bid and that no common shares will be taken up or paid for unless more than 50% of the outstanding common shares held by shareholders other than the Offeror and certain related parties have been deposited pursuant to the bid and not withdrawn;
3. the Offeror agrees that the common shares may be deposited to and withdrawn from the take-over bid at any time before its expiry; and
4. if, on the date specified for take-up and payment, the condition in paragraph (b) above is satisfied, the bid shall remain open for an additional period of at least 10 business days to permit the remaining shareholders to tender their common shares.

Definition of “Competing Bid”
A Competing Bid is a take-over bid that:

1.	is made while another Permitted Bid is in existence; and
2.

satisfies all the requirements of a Permitted Bid except that the common shares under a Competing Bid may be taken up on the later of 35 days after the Competing Bid was made and 60 days after the earliest date on which any other Permitted Bid or Competing Bid that was then in existence was made.

Definition of “Permitted Lock-Up Agreement”

A Permitted Lock-Up Agreement is an agreement between a person making a take-over bid and one or more shareholders (each a “Locked-up Person”) under which the Locked-up Persons agree to deposit or tender their common shares to such take-over bid and which provides:

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APPENDIX C – SUMMARY OF THE PRINCIPAL TERMS OF THE RIGHTS PLAN

1. (i) no limit on the right of the Locked-up Persons to withdraw its common shares in order to deposit them to a Competing
Bid (or terminate the agreement in order to support another transaction) where the price or value represented under the
Competing Bid (or other transaction) exceeds the price or value represented under the original take-over bid; or (ii) limits such right to withdraw its common shares in order to deposit them to a Competing Bid (or terminate the agreement in order to support another transaction) where the price or value represented under the Competing Bid (or other transaction)
exceeds the price or value represented under the original take-over bid by as much as or more than an amount specified under the original take-over bid, and the specified amount is not more than 7% of the price or value represented under the original take-over bid, and the Competing Bid (or other transaction) is made for the same number of common shares as the original take-over bid; and
2. for no “break-up” fee or “top-up” fee in excess of the greater of: (i) 2.5% of the price or value payable under the original take-over bid to Locked-up Persons; and (ii) 50% of the amount by which the price or value payable to Locked-up Persons under a Competing Bid (or other transaction) exceeds the price or value payable to Locked-up Persons under the original take-over bid, shall be payable by such Locked-up Persons in the event that the original take-over bid is not successfully completed or if any Locked-up Person fails to tender their common shares under the original take-over bid.

Redemption of Rights

The Rights may be redeemed by the Board at its option with the prior approval of the shareholders at any time before a Flip-In Event occurs at a redemption price of $0.00001 per Right. In addition, the Rights will be redeemed automatically in the event of a successful Permitted Bid, Competing Bid or a bid for which the Board has waived the operation of the Rights Plan.

Waiver

Before a Flip-In Event occurs, the Board may waive the application of the Flip-In provisions of the Rights Plan to any prospective Flip-In Event which would occur by reason of a take-over bid made by a take-over bid circular to all registered holders of common shares. However, if the Board waives the Rights Plan with respect to a particular bid, it will be deemed to have waived the Rights Plan with respect to any other take-over bid made by take-over bid circular to all registered holders of common shares before the expiry of that first bid. Other waivers of the “Flip-In” provisions of the Rights Plan will require prior approval of the shareholders of the Corporation.

     The Board may also waive the “Flip-In” provisions of the Rights Plan in respect of any Flip-In Event provided that the Board has determined that the Acquiring Person became an Acquiring Person through inadvertence and has reduced its ownership to such a level that it is no longer an Acquiring Person.

Term of the Rights Plan

Unless otherwise terminated, the Rights Plan will expire on the date immediately after the Corporation’s annual meeting of shareholders to be held in 2015.

Amending Power

Except for minor amendments to correct typographical errors and amendments to maintain the validity of the Rights Plan as a result of a change of law, shareholder or rightsholder approval is required for amendments to the Rights Plan.

Rights Agent

Computershare Trust Company of Canada.

Rightsholder not a Shareholder

Until a Right is exercised, the holders thereof as such, will have no rights as a shareholder of the Corporation.

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APPENDIX D – RIGHTS PLAN RESOLUTION

“Be it resolved that:

1. The renewal of the shareholder protection rights plan agreement between the Corporation and Computershare Trust
Company of Canada, as amended and restated from time to time (the “Rights Plan”), a summary of which is set forth in
Appendix C to the accompanying proxy information circular, is hereby approved.
2. Any one officer or Director of the Corporation be and is hereby authorised and directed for and on behalf and in the name of the Corporation to execute, whether under the corporate seal of the Corporation or otherwise, and deliver all such documents and instruments, and to do or cause to be done all such other acts and things, as may be necessary or desirable to give effect to the foregoing.”

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